Exhibit 4.4

[●], 2020
BLOOM ENERGY CORPORATION
(as Issuer)
the Guarantor party hereto as of the date hereof
and any Guarantor that becomes party hereto pursuant
to Section 4.10 hereof
Senior Secured Notes due 2027
U.S. BANK NATIONAL ASSOCIATION
(as Trustee and as Collateral Agent)
INDENTURE1
1 All dates indicated herein and the amounts set forth in the table in Section 4.01(b) will be adjusted as needed to reflect the actual Issue Date in a manner satisfactory to the initial purchasers of the Original Securities

TABLE OF CONTENTS
Page
Article 1. DEFINITIONS AND INCORPORATION BY REFERENCE    1
SECTION 1.01. Definitions    1
SECTION 1.02. Other Definitions    40
SECTION 1.03. Rules of Construction    41
Article 2. THE SECURITIES    43
SECTION 2.01. Amount of Securities    43
SECTION 2.02. Form and Dating    44
SECTION 2.03. Execution and Authentication    44
SECTION 2.04. Registrar and Paying Agent    45
SECTION 2.05. Paying Agent to Hold Money in Trust    46
SECTION 2.06. Holder Lists    46
SECTION 2.07. Transfer and Exchange    46
SECTION 2.08. Replacement Securities    47
SECTION 2.09. Outstanding Securities    48
SECTION 2.10. Temporary Securities    48
SECTION 2.11. Cancellation    48
SECTION 2.12. Defaulted Interest    48
SECTION 2.13. CUSIP Numbers, ISINs, etc.    49
SECTION 2.14. Calculation of Principal Amount of Securities    49
SECTION 2.15. Statement to Holders    49
Article 3. REDEMPTION    50
SECTION 3.01. Redemption    50
SECTION 3.02. Applicability of Article    50
SECTION 3.03. Notices to Trustee    50
SECTION 3.04. Selection of Securities to Be Redeemed    50
SECTION 3.05. Notice of Optional Redemption    51
SECTION 3.06. Effect of Notice of Redemption    52
SECTION 3.07. Deposit of Redemption Price    52
SECTION 3.08. Securities Redeemed in Part    52
Article 4. COVENANTS    52
SECTION 4.01. Payment of Securities    52
SECTION 4.02. Reports and Other Information    54
SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of
Disqualified Stock and Preferred Stock    57
SECTION 4.04. Limitation on Restricted Payments    64
SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries     69
SECTION 4.06. Asset Sales    72
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SECTION 4.07. Transactions with Affiliates    75
SECTION 4.08. Change of Control    78
SECTION 4.09. Further Instruments and Acts    80
SECTION 4.10. Future Guarantors    80
SECTION 4.11. Liens    80
SECTION 4.12. Liens on Notes Collateral    81
SECTION 4.13. Administration of the Collection Account    81
SECTION 4.14. Servicing Agreements and Servicing Payments    83
SECTION 4.15. Maintenance of Office or Agency    84
SECTION 4.16. Line of Business    84
SECTION 4.17. Use of Proceeds    84
SECTION 4.18. Existence    84
SECTION 4.19. Rating    84
SECTION 4.20. Covenant Suspension    85
Article 5. SUCCESSOR COMPANY    86
SECTION 5.01. When Issuer May Merge or Transfer Assets    86
SECTION 5.02. When Guarantors May Merge or Transfer Assets    87
Article 6. DEFAULTS AND REMEDIES    89
SECTION 6.01. Events of Default    89
SECTION 6.02. Acceleration    90
SECTION 6.03. Other Remedies    92
SECTION 6.04. Waiver of Past Defaults    92
SECTION 6.05. Control by Majority    93
SECTION 6.06. Limitation on Suits    93
SECTION 6.07. Rights of the Holders to Receive Payment    93
SECTION 6.08. Collection Suit by Trustee    93
SECTION 6.09. Trustee May File Proofs of Claim    94
SECTION 6.10. Priorities    94
SECTION 6.11. Undertaking for Costs    94
SECTION 6.12. Waiver of Stay or Extension Laws    94
SECTION 6.13. Visitation    95
Article 7. TRUSTEE    95
SECTION 7.01. Duties of Trustee    95
SECTION 7.02. Rights of Trustee    96
SECTION 7.03. Individual Rights of Trustee    98
SECTION 7.04. Trustee’s Disclaimer    98
SECTION 7.05. Notice of Defaults    98
SECTION 7.06. Compensation and Indemnity    98
SECTION 7.07. Replacement of Trustee    99
SECTION 7.08. Successor Trustee by Merger    100
SECTION 7.09. Eligibility; Disqualification    100

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SECTION 7.10. Preferential Collection of Claims Against the Issuer    101
SECTION 7.11. Confidential Information    101
Article 8. DISCHARGE OF INDENTURE; DEFEASANCE    102
SECTION 8.01. Discharge of Liability on Securities; Defeasance    102
SECTION 8.02. Conditions to Defeasance    103
SECTION 8.03. Application of Trust Money    104
SECTION 8.04. Repayment to Issuer    104
SECTION 8.05. Indemnity for Government Obligations    105
SECTION 8.06. Reinstatement    105
Article 9. AMENDMENTS AND WAIVERS    105
SECTION 9.01. Without Consent of the Holders    105
SECTION 9.02. With Consent of the Holders    107
SECTION 9.03. Revocation and Effect of Consents and Waivers    108
SECTION 9.04. Notation on or Exchange of Securities    109
SECTION 9.05. Trustee to Sign Amendments    109
SECTION 9.06. Payment for Consent    109
SECTION 9.07. Additional Voting Terms; Calculation of Principal Amount    109
Article 10. GUARANTEES    109
SECTION 10.01. Guarantees    109
SECTION 10.02. Limitation on Liability    112
SECTION 10.03. Successors and Assigns    113
SECTION 10.04. No Waiver    113
SECTION 10.05. Execution of Supplemental Indenture for Future Guarantors    113
SECTION 10.06. No Impairment    113
Article 11. SECURITY DOCUMENTS    113
SECTION 11.01. Collateral and Security Documents    113
SECTION 11.02. Recordings and Opinions    114
SECTION 11.03. Release of Collateral    115
SECTION 11.04. Permitted Releases Not To Impair Lien    115
SECTION 11.05. Suits To Protect the Collateral    116
SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security
Documents    116
SECTION 11.07. Purchaser Protected    116
SECTION 11.08. Powers Exercisable by Receiver or Trustee    116
SECTION 11.09. Collateral Agent    117
Article 12. MISCELLANEOUS    119
SECTION 12.01. Notices    119
SECTION 12.02. Certificate and Opinion as to Conditions Precedent    120
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SECTION 12.03. Statements Required in Certificate or Opinion    120
SECTION 12.04. When Securities Disregarded    121
SECTION 12.05. Rules by Trustee, Paying Agent and Registrar    121
SECTION 12.06. Legal Holidays    121
SECTION 12.07. Governing Law; Submission to Jurisdiction; Waiver of Immunity 121
SECTION 12.08. No Recourse Against Others    122
SECTION 12.09. Successors    122
SECTION 12.10. Multiple Originals    122
SECTION 12.11. Table of Contents; Headings    122
SECTION 12.12. Indenture Controls    122
SECTION 12.13. Severability    122
SECTION 12.14. Currency of Account; Conversion of Currency; Currency Exchange
Restrictions    122
SECTION 12.15. Tax Matters    124
SECTION 12.16. USA PATRIOT Act    125
SECTION 12.17. WAIVER OF TRIAL BY JURY    125
SECTION 12.18. Limited Incorporation of the TIA    125
Appendix A – Provisions Relating to Securities    A-1
EXHIBIT INDEX
Exhibit A – Form of Security and Trustee’s Certificate of Authentication    A-1
Exhibit B – Form of Transferee Letter of Representation    B-1
Exhibit C – Form of Supplemental Indenture    C-1
Exhibit D – Form of Confidentiality Agreement    D-1
Exhibit E – Payment Subordination Terms    E-1
Exhibit F – Form of Calculation Report    F-1
Exhibit G – Form of Portfolio Interest Certificate    G-1

iv

INDENTURE dated as of [●], 2020 among Bloom Energy Corporation, a Delaware corporation with an address at 4353 North First Street, San Jose, California 95134 (the “Issuer”), the Guarantor party hereto as of the date hereof, any other Guarantor that becomes party hereto pursuant to Section 4.10, and U.S. Bank National Association, as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Senior Secured Notes due 2027 (as more fully defined in Section 1.01, the “Securities”).
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1.01. Definitions.
“5% Convertible Notes” means the Issuer’s 5.0% Amended and Restated Subordinated Secured Convertible Promissory Note due 2020 (originally 8% Subordinated Convertible Promissory Notes due 2018), dated January 18, 2018, issued prior to the Issue Date.
“6% Convertible Notes” means the Issuer’s 6.0% Convertible Senior Secured PIK Notes due 2020 (originally 5% Convertible Senior Secured PIK Notes due 2020) issued prior to the Issue Date and any 6.0% Convertible Senior Secured PIK Notes due 2020 issued after the Issue Date in lieu of any interest payment required to be made thereunder.
“Accredited Investors” means institutional “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act.
“Acquired Indebtedness” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person; and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted (or otherwise not included) in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus

(2)Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus
(3)Consolidated Non-cash Charges; plus
(4)any expenses, fees or charges related to any issuance of Equity Interests, Investment, Restricted Payment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Issue Date), including such fees, expenses or charges related to (i) the offering of the Securities and the Bank Indebtedness and (ii) any amendment or other modification of the Securities or other Indebtedness; plus
(5)extraordinary, unusual, or non-recurring charges or expenses; plus
(6)restructuring charges, reserves or expenses (including any write offs or write downs), carve-out costs, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, stock option and other equity-based compensation expenses, accruals or reserves (including restructuring costs related to Asset Acquisitions and other Permitted Investments and adjustments to existing reserves), expense relating to enhanced accounting function, the closure and/or consolidation of facilities and existing lines of business and optimization expense (which, for the avoidance of doubt, shall include the costs related to severance or relocation, facility openings or closures, facility consolidations, retention, contract terminations, project start-up costs, costs incurred in connection with an acquisition, acquisition integration costs and excess pension charges); plus
(7)Consolidated Net Income attributable to, or adding to the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of such Person, except to the extent of dividends declared or paid with respect to such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties; plus
(8)any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) of the definition of Consolidated Net Income; plus
(9)any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Subsidiary or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus
(10)charges, losses, expenses and payments that are covered by indemnification, reimbursement, guaranty, purchase price adjustment or other similar provisions in favor of the Issuer or its Restricted Subsidiaries in any agreement entered into by the Issuer or any of its Restricted Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement in such period (or are reasonably expected to be so paid or reimbursed within one year after the end of such period to the extent not accrued) or an earlier period if not added back to Adjusted EBITDA in such earlier period; plus
(11)Insurance Loss Addbacks; plus
(12)net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment; plus
(13)any net loss from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of); plus
(14)the unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness to Persons that are not Affiliates of the Issuer or any of its Restricted Subsidiaries; plus
(15)letter of credit fees; plus
(16)costs associated with, or incurred in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs;
less, without duplication,
(17)only to the extent (and in the same proportion) added in determining Consolidated Net Income for such period and without duplication, non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Adjusted EBITDA in any prior period and any items for which cash was received in a prior period).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, for the avoidance of doubt, that the term “Affiliate” in respect of the Issuer shall not include any PPA Company to the extent that the Issuer does not own any Equity Interests in such PPA Company or control such PPA Company.
“Applicable Premium” means, with respect to any Security (or portion thereof) to be redeemed on any Redemption Date, the greater of (x) 1.0% of the amount of principal of such Security to be redeemed and (y) the amount, if any, by which (a) the present value at such

Redemption Date of (i) the redemption price of the amount of principal of such Security to be redeemed on the First Call Date (such redemption price being set forth in the table immediately following the second paragraph under Paragraph 5 of the form of Security set forth in Exhibit A), plus (ii) all required interest payments due on the amount of principal of such Security to be redeemed through the First Call Date (excluding accrued but unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate in respect of such Redemption Date plus 100 basis points, exceeds (b) the amount of principal of such Security to be redeemed. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.
“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, amalgamated or merged with the Issuer or any Restricted Subsidiary or (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all assets of (or all or substantially all of the assets constituting a business unit, division, product line or line of business of) any Person.
“Asset Sale” means:
(1)the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions that are part of a common plan) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer outside the ordinary course of business (each referred to in this definition as a “disposition”); or
(2)the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer or Preferred Stock of a Subsidiary issued in compliance with Section 4.03) (whether in a single transaction or a series of related transactions), in each case other than:
(a)    a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn-out or surplus property or equipment or assets in the ordinary course of business (including the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole), (iii) Inventory (as defined in the Uniform Commercial Code), property or goods (or other assets) held for sale in the ordinary course of business (including dispositions of Inventory to any PPA Company, leasing company, or financing company) or (iv) equipment, property or other assets as part of a trade-in for replacement equipment;

(b)the disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(c)any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or any Permitted Investment;
(d)any disposition of property or assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $5,000,000;
(e)any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);
(f)any exchange of property or assets (including a combination of assets, property and Cash Equivalents) (other than Intellectual Property) for property or assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, which in the event of an exchange of property or assets with a Fair Market Value in excess of $1,000,000 shall be evidenced by an Officer’s Certificate;
(g)foreclosures, condemnations, seizures or any similar action on, or any loss, destruction, or damage of, property or assets of the Issuer or any of its Restricted Subsidiaries;
(h)any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i)the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(j)any license, sublicense, cross-license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property that, at the time of such license, sublicense, cross-license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business or condition (financial or otherwise), immediately prior to the granting of such license, sublicense, strategic alliance or similar agreement;
(k)any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;
(l)any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;
(m)any financing transaction with respect to (i) the Delaware Property, including any sale or other disposition of the Delaware Property in connection with a Sale/Leaseback Transaction or (ii) property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction, permitted by this Indenture, so long as any net cash proceeds from such Sale/Leaseback Transaction or other financing transaction (other than a Sale/Leaseback Transaction or other financing transaction entered into within 180 days of the acquisition of such property) are treated as Net Proceeds of an Asset Sale under this Indenture;
(n)the creation, incurrence and disposition of Permitted Liens;
(o)any disposition of Capital Stock of any Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(p)(i) dispositions or discounting of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements and (ii) the settlement, write-off, discount, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers or employees of the Issuer or any of its Subsidiaries or any of their successors or assigns;
(q)the issuance of Disqualified Stock pursuant to Section 4.03;
(r)the transfer, sale or other disposition resulting from any involuntary loss of title or damage to, involuntary loss or destruction of, or condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary;
(s)the transfer of improvements, additions or alterations in connection with the lease of any property;
(t)the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services; and
(u)the sale, lease, conveyance or other disposition of Receivables Program Assets, or participations or interests therein, or other transactions in connection with any Receivables Program.
“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
“Bloom Energy Server” means the Issuer’s energy servers or similar products or platforms branded as a “Bloom Energy Server”.
“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).
“Business Day” means a day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment on the Securities is authorized or required by law or executive order to close or be closed.
“Capital Stock” means:
(1)in the case of a corporation or company, corporate stock or shares;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) and membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
in each case to the extent treated as equity in accordance with GAAP and excluding any debt securities convertible into any of the foregoing, cash or any combination thereof.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided, that all leases of a Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Issue Date (without giving effect to ASU No. 2016-02, Leases (Topic 842)), whether or not such operating leases were in effect on such date, shall continue to be accounted for as operating leases (and not capital leases) for purposes of this Indenture (other than for purposes of preparing any reports or financial statements required pursuant to Section 4.02) regardless of any change in GAAP or the application of GAAP by the Issuer following the Issue Date that would otherwise require such leases to be recharacterized as capital leases; provided, further, that the term “Capitalized Lease Obligation” shall not include any obligations in respect of property leased in connection with financing vehicles entered into by the Issuer and any Restricted Subsidiaries in connection with commercial transactions with customers that would otherwise be classified as capital leases so long as such obligations are non-recourse to the Issuer and any Restricted Subsidiaries.
“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness”; provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Section 4.03.
“Cash Equivalents” means:
(1)U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union, or any other currencies held from time to time in the ordinary course of business;
(2)securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;
(3)certificates of deposit, demand deposits, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)commercial paper issued by a Person (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;
(6)marketable short-term money market and similar securities having a rating of at least “A-2” or the equivalent thereof by Moody’s or S&P, respectively (or reasonably equivalent ratings of another internationally recognized rating agency) and in each case maturing within two years after the date of acquisition;
(7)readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(8)Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;
(9)investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above;
(10)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(11)time deposits, certificates of deposit and money market deposits not otherwise permitted hereby in an aggregate face amount not in excess of 0.5% of the Total Assets of the Issuer and its Restricted Subsidiaries as of the end of the Issuer’s most recently completed fiscal year;
(12)substantially similar Investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Issuer or any of its Restricted Subsidiaries conduct business; and
(13)Investments that are consistent with the investment policy of the Issuer that has been adopted by the Issuer’s Board of Directors as in effect on the Issue Date, together with any amendments thereto.
“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.
“Cash Management Services” means any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services, and (iv) other services related, ancillary or complementary to the foregoing.
“Change of Control” means the occurrence of any of the following events:
(i)any combination transaction in which the stockholders of the Issuer immediately prior to such combination transaction own less than 50% of the voting power of the surviving or successor entity (or its parent, as applicable) immediately after such combination transaction;
(ii)any transaction or series of related transactions to which the Issuer is a party in which more than 50% of the Issuer’s voting power is transferred;

(iii)any sale, lease or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole other than to a Restricted Subsidiary; or
(iv)the adoption of a plan by the Issuer’s shareholders relating to the Issuer’s dissolution or liquidation in accordance with the Issuer’s organizational documents.
Notwithstanding the foregoing, no transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Issuer or indebtedness of the Issuer is cancelled or converted, or a combination thereof, or the transfer by any stockholder of shares of the Issuer’s capital stock to any third party in a transaction or series of related transactions to which the Issuer is not a party, shall be deemed a Change of Control.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.
“Confidentiality Agreement” means a confidentiality agreement substantially in the form of Exhibit D.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted and not added back in computing Consolidated Net Income (including (a) amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations, (c) net payments pursuant to Hedging Obligations (including amortization of fees), (d) amortization of deferred financing fees, (e) debt discount and debt issuance costs (including commitment fees), commissions, fees and expenses, (f) non-cash interest expense, (g) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers acceptances or similar instruments and (h) expensing of any bridge, commitment or other financing fees); plus
(2)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus
(3)interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Leverage Ratio” means, with respect to any Person, at any date (the “Consolidated Leverage Calculation Date”), the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of the Consolidated Leverage Calculation Date (determined on a consolidated basis in accordance with GAAP) less the amount of Cash Equivalents in excess of any Restricted Cash that is stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such Consolidated Leverage Calculation Date to (ii) Adjusted EBITDA of such Person for the most recent four full fiscal quarters ended on the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding such Consolidated Leverage Calculation Date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases, defeases or redeems any Indebtedness subsequent to such last day but prior to the Consolidated Leverage Calculation Date, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, defeasance or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any agreement evidencing Indebtedness as being Incurred on the first day of the applicable four-quarter measurement period, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time; provided, further, that any Cash Equivalent proceeds received in connection with or as a result of such Incurrence or other transaction for which the Consolidated Leverage Ratio is being calculated shall not be subtracted from Indebtedness for purposes of calculating the Consolidated Leverage Ratio.
For purposes of making the computation referred to above, Asset Sales or Asset Acquisitions, in each case, in an amount in excess of $50,000,000 per transaction, that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the applicable four-quarter measurement period or subsequent to such measurement period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Sales and Asset Acquisitions (and the change of any associated Indebtedness and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the applicable four-quarter measurement period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Asset Sale or Asset Acquisition, in each case, in an amount in excess of $50,000,000 and with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Asset Sale or Asset Acquisition had occurred on the first day of the applicable four-quarter measurement period.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Asset Sale or Asset Acquisition which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Asset Sale or Asset Acquisition as the result of specified actions taken or to be taken within six (6) months after such date) and (y) determined in accordance with Regulation S-X.
For purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent four full fiscal quarters immediately prior to the date of determination in a manner consistent with that used in calculating Adjusted EBITDA for the applicable period.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)any after-tax effect of (a) extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto), (b) any facility shutdown expenses, severance (including payroll, retention bonus and benefit expense relating to employees who have been notified they are being severed, following such notification), relocation costs, restructuring-related consulting and travel costs, and curtailments or modifications to pension and post-retirement employee benefit plans and (c) any other amounts (in an amount not to exceed $1,000,000 in any four fiscal quarter reference period) recorded in the “Restructuring and other charges, net” line item (or other similar line item) of such Person’s consolidated statement of operations for such period prepared in accordance with GAAP, shall be excluded;
(2)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(3)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4)any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;
(5)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;
(6)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, and any unrealized gains and losses relating to Hedging Obligations or other derivative instruments, shall be excluded;
(7)the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(8)solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination with respect to such Restricted Payment permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9)any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
(10)any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(11)any one-time non-cash compensation charges shall be excluded;
(12)accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(13)non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(14)any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations, shall be excluded;
(15)solely for the purposes of calculating Restricted Payments, if positive, any permanent difference (but excluding, for the avoidance of doubt, any temporary difference the Issuer reasonably expects to be paid in cash in any future tax period) of (A) the Consolidated Taxes of the Issuer calculated in accordance with GAAP over (B) the actual Consolidated Taxes paid in cash by the Issuer during such period shall be excluded;
(16)any non-cash interest expense and beneficial conversion features resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt With Conversion and Other Options” shall be excluded;

(17)to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;
(18)to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which the Issuer has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;
(19)the effects of adjustments in property and equipment, inventory, software and other intangible assets, revenue and cost of revenue line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of business combination or asset acquisition accounting, shall be excluded;
(20)any fees, costs, expenses and contingent payments incurred during such period, or any amortization or fair value adjustments thereof for such period (including non-cash accretion of deferred or contingent purchase price of an acquisition), in connection with any acquisition, Investment, Asset Sale, intellectual property collaboration agreement in the nature of an asset purchase, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded; and
(21)Consolidated Net Income shall be calculated to give effect to adjustments to revenues and cost of goods sold to remove ratable revenue recognition in connection with financing arrangements.
In calculating the after-tax effect of any item set forth above that is being excluded from Consolidated Net Income, such after-tax effects shall be calculated only after taking into account any cash tax effect.
Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted

Payments permitted under Section 4.04 pursuant to clauses (5) and (6) of the definition of “Cumulative Credit”.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash items, expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge to the extent it consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes for such Person and its Restricted Subsidiaries based on income, profits or capital, including U.S. federal, state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) utilized in computing Consolidated Net Income.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)for the purchase or payment of any such primary obligation; or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
Notwithstanding the foregoing, the term Contingent Obligations shall not include
(i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnification obligations.
“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Restricted Subsidiary after the Issue Date; provided that:
(1)    such cash contributions have not been used to make a Restricted Payment or a Permitted Investment in any Person other than the Issuer or a Restricted Subsidiary; and

(2)    such Contribution Indebtedness (a) is Incurred within 360 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.
“Convertible Indebtedness” means unsecured Indebtedness of the Issuer that is convertible into shares of common stock of the Issuer (or other securities or property following a merger event or other change of the common stock of the Issuer) (and cash in lieu of fractional shares), cash (in an amount determined by reference to the price of such common stock or such other securities) or a combination thereof.
“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.
“Credit Agreement” means (i) any revolving credit facility, term loan, receivables or inventory financing facility, line of credit or other Indebtedness or similar agreements, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, one or more (A) debt facilities, commercial paper facilities or other financing arrangements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or other long-term indebtedness, or (B) debt securities, notes, debentures, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances or similar instruments), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, and any other agreements, documents or instruments entered into in connection with any Credit Agreement, in each case, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Cumulative Credit” means the sum of (without duplication):
(1)    50% of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) from April 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100% of such deficit); plus

(2)    100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Interests, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries); plus
(3)    100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions); plus
(4)    the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus
(5)    100% of the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after the Issue Date from:
(A)the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b));
(B)the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary; or
(C)a distribution or dividend from an Unrestricted Subsidiary; plus
(6)    in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the Investment in such Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment), which Fair Market Value shall not exceed the amount invested in such Unrestricted Subsidiary by the Issuer and its Restricted Subsidiaries.
“DBRS” means DBRS, Inc. or any successor to the rating agency business thereof.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Delaware Property” means the land, building and other improvements located at
200 Christina Parkway, Newark, Delaware 19713 and subject to that certain Ground Lease by and between 1743 Holdings, LLC, and Diamond State Generation Partners, LLC, as tenant.
“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock (as determined in good faith by the Issuer) than the provisions of Sections 4.06 and 4.08 (as applicable) and any purchase requirement triggered thereby may not become operative until after compliance with the provisions of Sections 4.06 and 4.08 (as applicable) (including the purchase of any Securities tendered pursuant thereto));
(2)is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or
(3)is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the Stated Maturity of the Securities and the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Convertible Indebtedness, the 5% Convertible Notes, the 6% Convertible Notes, and Permitted Bond Hedge Transactions).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Issue Date from:
(1)contributions to its common equity capital; and
(2)the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.
“Fair Market Value” means, with respect to any asset or property, the price (after taking into account any liabilities related to such asset or property) that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.
“First Amortization Date” means, with respect to any security or Indebtedness, the date specified in such security or document governing such Indebtedness as the fixed date on which the first payment of principal of such security is due and payable.
“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means, with respect to any Person, (a) any direct or indirect Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (b) any direct or indirect Subsidiary of such Person if substantially all of its assets consists of Capital Stock of one or more direct or indirect Subsidiaries described in clause (a) of this definition or of such Capital Stock and intercompany obligations of such Subsidiaries described in clause (a) of this definition or (c) any Subsidiary of a Subsidiary described in clause (a) or (b) of this definition.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. Notwithstanding any other provision in this Indenture, the amount of any Indebtedness with respect to any Capitalized Lease Obligation shall be determined in accordance with the definition of Capitalized Lease Obligation.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business and customary indemnity obligations), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto. The term “guarantee”, when used as a verb, shall mean to provide a guarantee.
“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.
“Guarantor” means any Subsidiary of the Issuer party to this Indenture on the Issue Date as a guarantor and any other Person that Incurs a Guarantee pursuant to Section 4.10; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.
“Holder” means the Person in whose name a Security is registered on the Registrar’s books.
“Immaterial Subsidiary” means any Subsidiary of the Issuer (i) whose total assets as of any date of determination are less than $100,000 and whose total revenues for the most recently ended twelve-month period are less than $50,000 and (ii) who is formed for the purpose of
(A)bidding on potential transactions and, if secured, financing, developing and/or operating such transactions in a fashion similar to the Issuer’s power purchase agreement program or
(B)bidding on awards under federal, state or local incentive programs and passing the benefits of such programs on to the Issuer or the owner or offtaker of the applicable fuel cell assets.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.
“Indebtedness” means, with respect to any Person:
(1)the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer)

of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone or bonus payments (whether performance or time-based), and royalty, licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (5) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP (without giving effect to ASU No. 2016-02, Leases (Topic 842)); (6) any liability for federal, state, local or other taxes; (7) any customer deposits or advance payments received in the ordinary course of business; or (8) any derivative liabilities or warrant liabilities.
The amount of Indebtedness of any Person will be deemed to be:
(A)with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
(B)with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;
(C)with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;
(D)with respect to any Hedging Obligations, the net amount payable of such Hedging Obligation;
(E)with respect to any capital lease, the Capitalized Lease Obligations in respect thereof; and
(F)otherwise, the outstanding principal amount thereof.
Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease the amount of Indebtedness deemed outstanding for purposes of this Indenture (so that such outstanding amount differs from the principal amount of such Indebtedness payable at maturity) as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.
“Insurance Loss Addback” shall mean, with respect to any calculation period, the amount of any loss, costs or expenses incurred during such period for which there is insurance, indemnity or reimbursement coverage and for which a related insurance, indemnity or reimbursement recovery is not recorded in accordance with GAAP, but for which such insurance, indemnity or reimbursement recovery is reasonably expected to be received by the Issuer or any of its Restricted Subsidiaries in a subsequent calculation period and within one year of the date of the underlying loss.
“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P or an equivalent rating by any other Required Rating Agency.
“Investment Grade Securities” means:
(1)securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;
(3)investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Except as otherwise provided in this Indenture, the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without giving effect to any adjustments for subsequent increases or decreases in value), but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Issuer or any Restricted Subsidiary of the Issuer in respect of such Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1)“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary or ceases to be a Subsidiary (to the extent the Issuer retains an Investment in such Person); and
(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.
“IRS” means the U.S. Internal Revenue Service.
“Issue Date” means [●], 2020.
“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.
“KBRA” means Kroll Bond Rating Agency, Inc. or any successor to the rating agency business thereof.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)); provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Morningstar” means Morningstar Credit Ratings, LLC or any successor to the rating agency business thereof.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to
Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents, including the Collection Account; provided, however, that any funds released by the Trustee or other Paying Agent, as applicable, from the Collection Account in accordance with Section 4.13 shall not constitute “Notes Collateral” and shall be expressly excluded from the definition thereof.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and may be an employee of or counsel to the Issuer.
“Original Holder” means each Holder of Original Securities as of the Issue Date and any of such Holder’s Affiliates (such Affiliate to be identified to the Trustee pursuant to the “Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities” attached to the form of Security set forth in Exhibit A). In no event shall the Depository, any participant of the Depository (in its capacity as such) or any beneficial owner of an interest in a Global Security be an Original Holder.
“Original Securities” means the Issuer’s 10.25% Senior Secured Notes due 2027 that are issued on the Issue Date pursuant to Section 2.01(b).
“Pari Passu Indebtedness” means the Securities and any Indebtedness that (i) ranks equally in right of payment to the Securities and (ii) is secured by Liens on the Notes Collateral that rank equally as to Lien priority with the Liens on the Notes Collateral securing the Securities.
“Permitted Bond Hedge Transaction” means any call option or capped call option (or substantively equivalent derivative transaction) relating to or referencing the Issuer’s common stock (or other securities or property following a merger event or other change of the common stock of the Issuer) purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.
“Permitted Business” means a business that is reasonably similar or complementary or supportive to the business activities of the Issuer and the Restricted Subsidiaries or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.
“Permitted Investments” means:
(1)any Investment in the Issuer or any Restricted Subsidiary;
(2)any Investment in Cash Equivalents or Investment Grade Securities or that constitute Cash Equivalents or Investment Grade Securities at the time such Investment was made;
(3)any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer and, in each case, any Investments held by such Person (provided that such Investments were not acquired or made by such Person in contemplation of such acquisition, merger, consolidation or transfer);
(4)any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date or an Investment purchased or received in exchange for any such Investment; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;
(6)advances to, or guarantees of Indebtedness of, employees and consultants not in excess of $500,000 outstanding at any one time in the aggregate and advances of payroll payments, sales commissions and expenses to employees and consultants in the ordinary course of business;
(7)any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or (c) in connection with the resolution of disputes with, or judgments against, another Person;
(8)Hedging Obligations permitted under Section 4.03(b)(x);
(9)Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of $15,000,000 or 1.5% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;
(10)loans and advances to officers, directors, employees and consultants for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
(11)Investments the payment for which consists of, or the net cash proceeds from the issuance and sale of, Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;
(12)any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (v) and (viii)(B) of such Section);
(13)Investments consisting of the licensing or contribution of Intellectual Property or collaboration agreements, strategic alliances or similar arrangements in respect of Intellectual Property;
(14)(i) guarantees issued in accordance with Sections 4.03 and 4.10, including any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (ii) guarantees of operating leases entered into in the ordinary course of business;
(15)Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services, Intellectual Property, or equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(16)Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(17)any Investment in connection with a Sale/Leaseback Transaction not prohibited by this Indenture;
(18)Investments in PPA Companies;
(19)security deposits, prepaid expenses and negotiable instruments held for collection in the ordinary course of business;
(20)lease, utility, workers’ compensation, unemployment insurance, performance and other deposits made in the ordinary course of business and other Investments resulting from pledges or deposits constituting Permitted Liens;

(21)extensions of credit to, or on behalf of, and prepayments and other credits to, customers, distributors and suppliers in the ordinary course of business;
(22)Indebtedness owed by officers or employees of the Issuer or any Restricted Subsidiary to the Issuer in connection with any such Person’s acquisition of Equity Interests (other than Disqualified Stock) of the Issuer so long as no cash or other property is (or will be or is committed to be) actually advanced by the Issuer or such Restricted Subsidiary to any Person in connection therewith;
(23)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(24)(a) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Program or any repurchase in connection therewith and (b) obligations under or in respect of any Receivables Program;
(25)any Investment in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and
(26)Investments made in connection with any Permitted Bond Hedge Transaction or Permitted Warrant Transaction.
In the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (26) above, or is entitled to be Incurred or made pursuant to Section 4.04, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with such categories above or Section 4.04. In addition, at the time of Incurrence or making of any Investment, the Issuer shall be entitled to divide and classify such Investment in more than one of the categories of Permitted Investments described above or described in Section 4.04.
“Permitted Liens” means, with respect to any Person:
(1)pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, construction and mechanics’ Liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3)Liens for taxes, assessments or other governmental charges or levies not overdue for a period of more than 10 days or not subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business, and any Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(v) and Section 4.03(b)(xi), and pledges or deposits to secure letters of credit, bank guarantees and similar instruments obtained in the ordinary course of business;
(5)minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, special assessments, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv), Section 4.03(b)(xv) and Section 4.03(b)(xxviii) (provided that in the case of Section 4.03(b)(xv) such Lien applies solely to acquired property or assets of the acquired entity, as the case may be, together with improvements, additions, parts, attachments, fixtures, leasehold improvements and accessions thereto and the proceeds thereof);
(7)(A) Liens existing on the Issue Date, (B) Liens securing the Securities, including Liens arising under or relating to the Security Documents, (C) the Lien securing the Issuer’s compensation and indemnity obligations to the Trustee under Section 7.06 and (D) Liens securing the 5% Convertible Notes and the 6% Convertible Notes to the extent not covered by clause (A);
(8)Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;
(9)Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;
(10)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;
(11)Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;
(12)Liens on specific items of inventory or other goods and proceeds thereof and related documents of title of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)leases and subleases of real property that do not materially interfere with the ordinary conduct of business of the Issuer or any of its Restricted Subsidiaries;
(14)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
(15)Liens in favor of the Issuer or any Guarantor;
(16)deposits made in the ordinary course of business to secure liability to insurance carriers;
(17)Liens on the Equity Interests of Unrestricted Subsidiaries;
(18)(i) any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property in the ordinary course of business that, at the time of such grant, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects or the value of the Notes Collateral taken as a whole, and (ii) any interest of co-sponsors, co-owners or co-developers of
Intellectual Property;
(19)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (“Refinancing Secured Indebtedness”) secured by any Lien referred to in the foregoing clauses (6) (in the case of Liens to secure any Refinancing Secured Indebtedness under such clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (19), for purposes of determining amounts outstanding under such clause (6)), (7), (8) and (9); provided, however, that (w) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the Lien then securing such Indebtedness being refinanced, refunded, extended, renewed or replaced (plus improvements, accessions, proceeds, dividends or distributions in respect thereof), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, (y) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause 7(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced and (z) any Lien securing the Refinancing Secured Indebtedness shall have a priority relative to the Liens securing the Securities that is not greater than the relative priority of the Lien securing the Indebtedness that is refinanced, refunded, extended, renewed or replaced;
(20)Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;
(21)judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by GAAP;
(22)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(23)Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business that do not, individually or in the aggregate, materially impair the value of the Notes Collateral;
(24)any encumbrance or restriction (including put and call arrangements, rights of first refusal and the like) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (24) shall not apply to any Liens securing Indebtedness;
(25)customary Liens in favor of trustees for Indebtedness of the Issuer or any of its Restricted Subsidiaries and escrow agents acting on behalf of the Issuer or any of its Restricted Subsidiaries (provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness);
(26)Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts

(as defined in Article 9 of the Uniform Commercial Code) or other funds maintained with a depository or financial institution;
(27)Liens on property subject to any Sale/Leaseback Transactions not prohibited under this Indenture;
(28)other Liens that secure Indebtedness and other obligations in an aggregate amount not to exceed $7,500,000 at any one time outstanding;
(29)any interest of title of a lessor under any lease of real or personal property;
(30)Liens on Intellectual Property securing Indebtedness permitted to be Incurred pursuant to Section 4.03(a), Section 4.03(b)(xii) or Section 4.03(b)(xxiv) not to exceed $150,000,000;
(31)Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;
(32)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(33)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(34)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(35)Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(36)Liens securing Indebtedness permitted to be incurred under a Credit Agreement, including any letter of credit facility relating thereto, that was incurred pursuant to Section 4.03(b)(i);
(37)Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.03(a); provided that, with respect to Liens securing Obligations permitted under this clause (37), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Leverage Ratio would be no greater than 2.0 to 1.0;
(38)Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of assets subject thereto and Liens on any cash earnest money deposits in connection therewith or any letter of intent;

(39)Liens on the Delaware Property securing Indebtedness or other obligations; and
(40)Liens securing obligations of the Issuer or any Restricted Subsidiary in respect of a Receivables Program, provided that any such Lien will be limited to the Receivables Program Assets under such Receivables Program.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to or referencing the Issuer’s common stock (or other securities or property following a merger event or other change of the common stock of the Issuer) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Issuer substantially concurrently with any purchase by the Issuer of a Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“PPA Company” means (i) an Affiliate of the Issuer that is the project entity (including, for the avoidance of doubt, any parent company of such project entity whose assets consist solely of 100% of the Capital Stock of such project entity) in a bona fide power purchase agreement program involving one or more third party investors and having a structure (including capital structure) that is materially consistent with that used in the Issuer’s past practice (as the same may be modified in good faith by the Issuer to take into account changes in tax law or industry practice), including the Incurrence of only Indebtedness that is non-recourse to the assets of the Issuer and its Restricted Subsidiaries and is secured only by the assets of such project entity, or (ii) a Wholly Owned Subsidiary of the Issuer whose assets consist solely of the Capital Stock of one or more project entities described in clause (i) above; provided, for the avoidance of doubt, that each of the following shall constitute a “PPA Company”: (a) Diamond State Generation Partners, LLC, (b) 2012 ESA Project Company, LLC, (c) 2013B ESA Project Company, LLC, (d) 2014 ESA Project Company, LLC and (e) 2015 ESA Project Company, LLC.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its fair market value.
“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and the rules of national securities exchange companies with listed equity or debt securities, including directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Rating Agency” means (1) Moody’s, (2) S&P, (3) KBRA, (4) Fitch, (5) Morningstar, (6) DBRS or (7) any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s, S&P, KBRA, Fitch, Morningstar or DBRS, as the case may be.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any Receivables Program Assets or participation or rights therein issued or sold in connection with, and other fees paid to a Person in connection with, any Receivables Program.
“Receivables Program” means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer or encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.
“Receivables Program Assets” means all of the following Property and interests in Property (except for any Property constituting Notes Collateral), including any undivided interest in any pool of any such Property or interests, whether now existing or existing in the future or hereafter arising or acquired:
(1)accounts (as defined in the Uniform Commercial Code or any similar or equivalent legislation as in effect in any applicable jurisdiction);
(2)accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance);
(3)all unpaid sellers’ or lessors’ rights (including rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;
(4)all rights to any goods or merchandise represented by any of the foregoing;
(5)all reserves and credit balances with respect to any such accounts receivable or account debtors;
(6)all letters of credit, security or guarantees of any of the foregoing;
(7)all insurance policies or reports relating to any of the foregoing;
(8)all collection or deposit accounts relating to any of the foregoing;
(9)all books and records relating to any of the foregoing; and
(10)all proceeds of any of the foregoing.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of engaging, and that solely engages only in, one or more Receivables Programs and other activities reasonably related thereto.
“Redemption Date” means any date of redemption of all or part of the Securities.
“Required Rating Agencies” means two “nationally recognized statistical rating organizations” within the meaning of Section 3(a)(62) of the Exchange Act making a rating on the Securities publicly available.
“Restricted Cash” means Cash Equivalents held by the Issuer or its Restricted Subsidiaries that are contractually restricted from being distributed to, or used by, the Issuer.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Notwithstanding the foregoing, no PPA Company shall be a Restricted Subsidiary. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.
“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Secured Indebtedness” means any Indebtedness secured by a Lien. “Securities” means the Original Securities and any Additional Securities.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means the Security Agreement dated as of the date hereof among the Issuer, the Trustee and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.
“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Issuer in favor of the Collateral Agent in the Notes Collateral as contemplated by this Indenture, including the Security Agreement.

“Servicing Agreements” has the meaning assigned to it in the Security Agreement. “Servicing Payments” has the meaning assigned to it in the Security Agreement.
“Significant Subsidiary” means a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or mandatory prepayment of Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is unsecured and by its terms subordinated in right of payment to the Securities or (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is unsecured and by its terms subordinated in right of payment to its Guarantee. For the avoidance of doubt, Subordinated Indebtedness shall be deemed to include any Indebtedness reflecting the payment subordination terms set forth in Exhibit E.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a
Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust

Indenture Act of 1939 is amended or there is a change in its interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939, as so amended or interpreted. It is acknowledged that this Indenture will not be qualified under the TIA.
“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person or such other period as may be expressly stated.
“Treasury Rate” means, in respect of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Federal Reserve Statistical Release H.15 is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the First Call Date; provided, that if the period from such Redemption Date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means:
(1)any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and
(2)who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Issuer in the manner provided below;
(2)any Subsidiary of an Unrestricted Subsidiary; and
(3)any PPA Company.
The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries (i) do not at the time of designation have and do not thereafter Incur any Indebtedness that is guaranteed by the Issuer or any of its Restricted Subsidiaries (or that otherwise has recourse to the property or assets of the Issuer or any of its Restricted Subsidiaries) and (ii) do not at the time of designation and do not thereafter guarantee any other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:
(a)the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b)if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.
The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation: (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Government Obligations” means securities that are:
(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Preferred Stock or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02. Other Definitions.
Term    Defined in Section
“Acceleration”    6.02
“Actual Debt Service Coverage Ratio”    4.13(e)
“Additional Securities”    2.01(c)
“Affiliate Transaction”    4.07(a)
“Asset Sale Offer”    4.06(c)
“Available Amounts”    4.13(d)
“Bankruptcy Law”    6.01
“Base Currency”    12.14(b)(i)
“Calculation Report”    4.13(f)
“Change of Control Offer”    4.08(b)
“Change of Control Repurchase Date”    4.08(b)(iii)
“Collection Account”    4.13(a)
“Confidential Information”    7.11
“Confidential Parties”    7.11
“Consolidated Leverage Calculation Date”    “Consolidated Leverage Ratio” definition
“covenant defeasance option”    8.01(e)
“Covenant Suspension Event”    4.20(a)
“Custodian”    6.01
“Definitive Security”    Appendix A
“Depository”    Appendix A
“Event of Default”    6.01
“Excess Proceeds”    4.06(c)
“First Call Date”    Exhibit A
“Global Security”    Appendix A
“Guaranteed Obligation”    10.01(a)
“Increased Amount”    4.11

Term    Defined in Section
“Judgment Currency”    12.14(b)(i)
“legal defeasance option”    8.01(e)
“Offer Period”    4.06(f)
“Paying Agent”    2.04(a)
“Payment Date”    Exhibit A
“primary obligations”    “Contingent Obligations” definition
“primary obligor”    “Contingent Obligations” definition
“protected purchaser”    2.08
“QIB”    Appendix A
“rate(s) of exchange”    12.14(d)
“Record Date”    Exhibit A
“Reference Period”    “Cumulative Credit” definition
“Refinancing Indebtedness”    4.03(b)(xiv)
“Refinancing Secured Indebtedness”    “Permitted Liens” definition
“Refunding Interests”    4.04(b)(ii)
“Registrar”    2.04(a)
“Relevant Calculation Period”    4.13(d)
“Restricted Payments”    4.04(a)
“Retired Interests”    4.04(b)(ii)
“Reversion Date”    4.20(c)
“Second Commitment”    4.06(b)
“Securities”    Preamble
“Securities Custodian”    Appendix A
“Security Document Order”    11.09(i)
“Successor Company”    5.01(a)(i)
“Successor Guarantor”    5.02(a)(i)
“Suspended Covenants”    4.20(a)
“Suspension Period”    4.20(d)
SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)except as otherwise set forth in this Indenture, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as defined herein, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;
(c)the word “or” is not exclusive;
(d)the word “including” means including without limitation, and any item or list of items set forth following the word “including”, “include” or “includes” in this Indenture is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;
(e)all references in this Indenture to any designated “Article”, “Section”, “Appendix”, “Exhibit”, definition and other subdivision are to the designated Article, Section, Appendix, Exhibit, definition and other subdivision, respectively, of this Indenture;
(f)all references in this Indenture to (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit and other subdivision, respectively, and (ii) the term “this Indenture” means this Indenture as a whole, including the Appendix and Exhibits;
(g)words in the singular include the plural and words in the plural include the singular;
(h)unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(i)the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP as defined herein;
(j)the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(k)“$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(l)the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(m)unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);
(n)all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities; and
(o)the word “will” shall be construed to have the same meaning and effect as the word “shall”.

ARTICLE 2.
THE SECURITIES
SECTION 2.01. Amount of Securities.
(a)Subject to the terms and conditions set forth in this Section 2.01, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $150,000,000.
(b)On the Issue Date, the Issuer shall issue and deliver, in accordance with this Article 2, Original Securities in an aggregate principal amount of $70,000,000.
(c)As long as no Event of Default has occurred and is continuing, at any time and from time to time on or prior to September 27, 2021, the Issuer may issue and deliver, in accordance with this Section 2.01(c), upon five Business Days’ written notice to the Trustee (but, in any case, not during the period between the day immediately after the relevant Record Date immediately preceding the next related Payment Date and such Payment Date) and subject to the substantially concurrent receipt of payment therefor, additional Securities in an aggregate principal amount up to $80,000,000 (the “Additional Securities”) without the consent of any Holder or holder of beneficial interests in the Original Securities. Such Additional Securities shall have the same terms as the Original Securities, except that the issue date, the stated interest rate, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary; provided that with respect to any Original Securities for which an Original Holder is a registered holder, (x) if the stated interest rate on any Additional Securities is higher than the then-current stated interest rate on the Original Securities, then such stated interest rate on the Original Securities held by such Original Holder shall be automatically increased to be the same as the stated interest rate on such Additional Securities or (y) if the issue price at which any Additional Securities are issued (excluding any adjustment required to reflect the intended allocation of interest payable on such Additional Securities on the next Payment Date in accordance with customary market practice) is less than 100% of the aggregate principal amount thereof, then the then-current stated interest rate on the Original Securities held by such Original Holder shall be automatically increased such that the stated interest rate on the Original Securities held by such Original Holder is the same as the per-annum yield to maturity of the Additional Securities as of the issue date of such Additional Securities. If either of the conditions set forth in clauses (x) and (y) of the preceding sentence are satisfied, the Issuer shall (i) deliver an Officer’s Certificate to the Trustee (upon which the Trustee shall conclusively rely) stating the effective date of such increase, the interest rate applicable to the then-current interest period (which shall be calculated based on the number of days in such interest period prior to the effective date of such increase at the then-current interest rate and the number of days in such interest period following the effective date of such increase (and including such effective date) to, but excluding, the following Payment Date, at the increased interest rate) and the new interest rate applicable to such Original Securities following the succeeding Payment Date, (ii) request that the Trustee authenticate and make available for delivery upon a written order of the Issuer substitute Original Securities reflecting the increased stated interest rate thereon (and by its acceptance of the benefits of the Securities, each Holder agrees to cooperate with the Issuer and the Trustee in connection with the foregoing) and (iii) obtain a new CUSIP number for the applicable Original Securities to the extent necessary to differentiate such Original Securities or any Additional Securities for fungibility or related purposes. If the Issuer determines that any such Additional Securities are not fungible for U.S. federal income tax purposes with the Original Securities or any other Additional Securities, such Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities or such other Additional Securities, as the case may be. Notwithstanding anything to the contrary in this Indenture or the Securities, in no event shall the Original Securities be issued in the form of Global Securities until any adjustment pursuant to this Section 2.01(c) is no longer possible, as certified by the Issuer to the Trustee in an Officer’s Certificate in connection with the authentication and delivery of such Global Securities. In no event shall the Trustee be responsible for calculating or verifying the Issuer’s calculation of the interest rate on the Securities.
(d)    The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.
SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issued in the form of one or more registered notes, without interest coupons, and in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the Issue Date in an aggregate principal amount of $70,000,000 and (b) subject to the terms and conditions set forth in Section 2.01(c), Additional Securities. Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.
One Officer shall sign the Securities for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.04. Registrar and Paying Agent.
(a)The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.
(b)The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar. Upon the occurrence and during the continuance of any Event of Default as described in Section 6.01(e) or Section 6.01(f), the Trustee shall automatically be the Paying Agent.
(c)The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with
Section 7.07.
(d)The Issuer shall promptly deliver to the Trustee (and any Holder upon written request) following the end of each calendar year a written notice specifying the amount of original issue discount, if any, accrued on the outstanding Securities for the previous calendar year, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Code and applicable regulations, as amended from time to time.

SECTION 2.05. Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall act as an agent for or representative of the Trustee, and act solely as directed by the Trustee, in the administration of any Collection Account and hold in trust for the benefit of the Secured Parties (as defined in the Security Agreement) all money held by a Paying Agent or in any Collection Account for the payment of principal of and interest on the Securities or other Obligations under this Indenture, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent if not otherwise so acting. Subject to compliance with the applicable terms and conditions of Section 4.13, the Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Issuer shall also maintain a copy of such list of the names and addresses of Holders at its registered office.
SECTION 2.07. Transfer and Exchange. The Securities shall be issued in the form of one or more registered notes and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge will be imposed by the Issuer, the Trustee or the Registrar for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges or duties in connection with any transfer or exchange pursuant to this Section 2.07. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee, the Paying Agent and the Registrar (if the Registrar also serves as the Paying Agent) and of the Issuer to protect the Issuer, each Guarantor, the Paying Agent and the Registrar (if the Trustee is not serving in the role of Paying Agent or Registrar, as the case may be) from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.
If the principal amount of any Securities (or portions thereof) is considered paid under Section 4.01, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Stated Maturity in respect of the Securities money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.
SECTION 2.11. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly provide or cause to be provided to each affected Holder a written notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The special record date for the payment of such defaulted interest shall not be more than 15 days and shall not be less than 10 days prior to the proposed payment date and shall not be less than 10 days after the receipt by the Trustee of the notice of the proposed payment.
SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.
SECTION 2.14. Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the aggregate principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate. The Issuer and the Trustee agree that any action of the Holders may be evidenced by the Depository applicable procedures or by such other procedures as the Issuer and Trustee may agree.
SECTION 2.15. Statement to Holders. After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder a statement (for example, a Form 1099 or any other means required by applicable law) prepared by the Trustee containing the interest and original issue discount paid (based solely upon information provided by the Issuer) with respect to the Securities for such calendar year or, in the event such Person was a Holder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as may be (a) required pursuant to the then-applicable regulations under the Code or (b) readily available to the Trustee and that a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

ARTICLE 3.
REDEMPTION
SECTION 3.01. Redemption. The Securities may be redeemed by the Issuer at its option, in whole, or from time to time in part, on any Business Day specified by the Issuer, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Security set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.
SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.
SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price (if then ascertainable).
The Issuer shall provide written notice to the Trustee provided for in this Section 3.03 at least 10 days but not more than 60 days before a Redemption Date if the redemption is pursuant to Paragraph 5 of the Security. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to written notice of such redemption being provided to any Holder and shall thereby be void and of no effect.
SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption, and if the Securities are Global Securities held by the Depository, the particular Securities or portions thereof to be redeemed shall be allocated on a pro rata pass-through distribution of principal basis in accordance with Depository procedures; provided, that, so long as the Securities are held in book-entry form, the selection for redemption of such Securities shall be made in accordance with the operational arrangements of the Depository then in effect, and if the Depository operational arrangements do not allow for redemption on a pro rata pass-through distribution of principal basis, the Securities will be selected for redemption, in accordance with Depository procedures, by lot. If the Securities are not Global Securities held by the Depository, selection of the Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable or such other method the Trustee deems fair and appropriate; provided that no Securities of $250,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $250,000. Securities and portions of them the Trustee selects shall be in amounts of $250,000 or any integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed and the principal amount thereof.

SECTION 3.05. Notice of Optional Redemption.
(a)    At least 10 days but not more than 60 days before a Redemption Date pursuant to Paragraph 5 of the Security, the Issuer shall provide or cause to be provided a written notice of redemption to each Holder whose Securities are to be redeemed (with a copy to the Trustee).
Any such notice shall identify the Securities to be redeemed and shall state:
(i)the Redemption Date;
(ii)the redemption price (or manner of calculation thereof if not then known) and the amount of accrued and unpaid interest to the Redemption Date;
(iii)the name and address of the Paying Agent;
(iv)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;
(v)that all outstanding Securities are to be redeemed or, if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
(vi)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
(vii)the CUSIP number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities; and
(ix)such other matters as the Issuer deems desirable or appropriate.
Notice of any redemption pursuant to this Section 3.05 may, at the Issuer’s direction, be revocable and be subject to one or more conditions precedent.
(b)    At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee a notice containing the information required by this Section 3.05 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to Holders and such notice may not be canceled but may be subject to such conditions precedent as shall be set forth in such notice.

SECTION 3.06. Effect of Notice of Redemption. Once written notice of redemption is provided in accordance with Section 3.05, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, to, but not including, the Redemption Date; provided, however, that if the Redemption Date is after a Record Date and on or prior to the related Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.07. Deposit of Redemption Price. With respect to any Securities, prior to 12:00 p.m., New York City time, on the Redemption Date (provided that the Issuer shall have confirmed in writing to the Trustee the satisfaction or waiver of all conditions to such redemption pursuant to Section 3.05(a)), the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, and premium (if any), plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. Upon redemption of any Securities by the Issuer, such redeemed Securities will be cancelled.
SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4.
COVENANTS
SECTION 4.01. Payment of Securities.
(a)    The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and the Issuer shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

(b)    On each Payment Date, commencing on June 30, 2022, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders (on a pro rata basis among the Definitive Securities and the Global Securities (and, as among the Holders of Definitive Securities, on a pro rata basis, and as among the Holders of Global Securities, on a pro rata distribution of principal basis, as nearly as practicable (subject to the applicable procedures of the Depository))) an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date:

Payment Date	Amount
June 30, 2022	$2,020,073
September 30, 2022	$4,013,991
December 31, 2022	$2,312,912
March 31, 2023	$4,007,983
June 30, 2023	$2,099,015
September 30, 2023	$4,372,803
December 31, 2023	$2,236,400
March 31, 2024	$4,262,994
June 30, 2024	$2,446,020
September 30, 2024	$4,646,390
December 31, 2024	$2,589,319
March 31, 2025	$4,676,344
June 30, 2025	$2,761,693
September 30, 2025	$5,065,125
December 31, 2025	$2,966,438
March 31, 2026	$4,985,642
June 30, 2026	$3,117,153
September 30, 2026	$5,488,852
December 31, 2026	$3,253,303
All remaining outstanding principal of
March 31, 2027	the Securities at such date

On the date of any issuance of Additional Securities, each amount in the table above will be increased by an amount (rounded to two decimal places) equal to (i) a quotient, the numerator of which is such amount in the table above and the denominator of which is the aggregate principal amount of Notes issued prior to such date of issuance of Additional Securities, multiplied by (ii) the aggregate principal amount of Additional Securities issued on such date. A table reflecting the revised amounts as calculated in accordance with the foregoing will be set forth in a supplemental indenture on the date of issuance of any Additional Securities (which supplemental indenture may be the supplemental indenture pursuant to which such Additional Securities are issued). The revised amounts set forth in such supplemental indenture shall be calculated by the Issuer and will be deemed to be conclusive absent manifest error.
In the event that there shall have been any partial redemption or repurchase of the Securities, the amounts set forth in the table above (as they may have been previously increased upon the issuance of Additional Securities or reduced upon a prior partial repurchase or redemption) across from a date on or after the date of any partial redemption or repurchase shall be reduced on a pro rata basis among the Definitive Securities and the Global Securities (and, as

among the Holders of Definitive Securities, on a pro rata basis, and as among the Holders of Global Securities, on a pro rata distribution of principal basis, as nearly as practicable (subject to the applicable procedures of the Depository)), by an amount equal to the aggregate amount of Securities so redeemed or repurchased.
SECTION 4.02. Reports and Other Information.
(a)    Annual Financials.
(i)The Issuer shall deliver to the Trustee, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act (after giving effect to any extension provided by
Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2020, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of the Issuer’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP, and (ii) (if and only if the Issuer is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Issuer’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above with the SEC via the EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.
(ii)The Issuer shall deliver to the Trustee, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act (after giving effect to any extension provided by
Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2020, historical data as to production, capacity and efficiency performance by the Issuer pursuant to each applicable Servicing Agreement in the aggregate, including any liability on the part of the Issuer for any warranty, claim or setoff thereunder, including an explanatory note and a proposed resolution time frame for any such liability, for the preceding fiscal year and the quarter ending such fiscal year.
(b)    Quarterly Financials.
(i)The Issuer shall deliver to the Trustee, as soon as available, but in any event within 45 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act (after giving effect to any extension provided by
Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending March 31, 2020, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year (which prior period figures will not reflect any later adjustments or year-end audit adjustments) for, all prepared in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above with the SEC via the EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.
(ii)The Issuer shall deliver to the Trustee, as soon as available, but in any event within 45 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act (after giving effect to any extension provided by
Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending March 31, 2020, historical data as to production, capacity and efficiency performance by the Issuer pursuant to each applicable Servicing Agreement in the aggregate, including any liability on the part of the Issuer for any warranty, claim or set-off thereunder, including an explanatory note and a proposed resolution time frame for any such liability, for the preceding quarter.
(c)Compliance with Indenture. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, commencing with respect to the fiscal year ending December 31, 2020, an Officer’s Certificate certifying that to such Officer’s knowledge there is no Default or Event of Default that has occurred and is continuing or, if such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.
(d)Information During Event of Default. The Issuer shall deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee, any Holder or any holder of beneficial interests in the Securities may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).
(e)Information Filed with SEC or Exchanges. The Issuer shall deliver to the Trustee, promptly after the same are filed with the SEC (giving effect to any extension provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any periodic and other reports, registration statements and other materials filed by the Issuer or any of its Subsidiaries with the SEC and not otherwise required to be delivered to the Trustee pursuant to this Indenture (excluding, for the avoidance of doubt, any documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the SEC); provided, however, that the Issuer shall be deemed to have made such delivery of such reports or other materials if such reports or other materials shall have been filed or furnished within the time period specified above with the SEC on the EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports or other materials have been filed pursuant to EDGAR (or its successor).
(f)Rule 144A Information. So long as the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any Securities shall constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of any Holder of Securities or beneficial owner or prospective purchaser of Securities, deliver to such Holder, beneficial owner or prospective purchaser of the Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, as such rule may be amended from time to time.
(g)[Reserved].
(h)[Reserved].
(i)[Reserved].

(j)Limitations. In no event shall any of the reports or financial statements required to be delivered by this Section 4.02 be required to contain separate financial statements for Guarantors that would be required under Section 3-10 of Regulation S-X promulgated by the SEC or any financial statements required by Rule 3-16 of Regulation S-X promulgated by the SEC.
(k)Trustee Matters. Delivery of information under this Section 4.02 to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including compliance by the Issuer or any of its Subsidiaries with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or certificates or statements delivered to the Trustee pursuant to Section 4.02(c)). Neither the Issuer nor the Guarantors shall be obligated to deliver any confidential reports or other confidential information to any Holder (or any holder of beneficial interests in the Securities) who has not executed a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall provide the Trustee with a list of such Holders (or holders of beneficial interests in the Securities) and shall update such list after the execution and delivery to the Issuer of a Confidentiality Agreement by any Person not already party to such a Confidentiality Agreement with the Issuer. The Trustee shall have no duty to monitor the IntraLinks site.
SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)(i) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Consolidated Leverage Ratio of the Issuer would have been less than or equal to 4.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the Adjusted EBITDA component of the Consolidated Leverage Ratio calculation is being measured.
(b)The limitations set forth in Section 4.03(a) shall not apply to:
(i)    the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances or similar instruments thereunder (with letters of credit and bankers’ acceptances or similar instruments being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed $25,000,000;

(ii)the Incurrence by any of the Issuer and the Guarantors of Indebtedness represented by the Securities and the Guarantees;
(iii)(a) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b)) and (b) the 5% Convertible Notes and the 6% Convertible Notes to the extent not covered by clause (a);
(iv)Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, and Disqualified Stock issued by the Issuer or any Restricted Subsidiary or Preferred Stock issued by any Restricted Subsidiary, (1) to finance (whether prior to or within 365 days after) the acquisition, lease, construction, repair, replacement, installation, or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) or (2) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed, in each case, that (A) is secured, if at all, only by the assets so acquired, leased, constructed, repaired, replaced, installed or improved together with additions, accessions, improvements, parts and attachments thereto and the proceeds thereof and (B) is in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed the greater of $10,000,000 and 1.0% of Total Assets;
(v)Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments issued or indemnification obligations incurred, in each case in the ordinary course of business, including letters of credit, bank guarantees, or similar instruments in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, letters of credit in support of customer leasing obligations or any residual lease interest of the Issuer or any Restricted Subsidiary, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, employee benefits or requirements of Governmental Authorities;
(vi)Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs, or similar obligations, in each case, Incurred or assumed in connection with any acquisition or disposition of any business or any assets of the Issuer or any business, assets or Capital Stock of a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Obligations of the Issuer under the Securities (it being understood that such subordination need not include payment blockage rights prior to a bankruptcy of the Issuer or a Guarantor); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such other Restricted Subsidiary that holds such shares of Preferred Stock of such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Obligations of the Issuer under the Securities or the Guarantors under the Guarantees (it being understood that such subordination need not include payment blockage rights prior to a bankruptcy of the Issuer or a Guarantor); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary of the Issuer holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary of the Issuer or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;
(xi)obligations (including reimbursement obligations with respect to any related letters of credit, banker’s acceptances, bank guarantees or similar instruments) in respect of self-insurance, performance, bid, appeal, surety bonds and similar bonds, security deposits, and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii)Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted under this Indenture in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of $10,000,000 and 1.0% of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));
(xiii)any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any other Restricted Subsidiary so long as, in the case of a guarantee of Indebtedness, the Incurrence of such Indebtedness Incurred by the Issuer or such other Restricted Subsidiary is permitted under the terms of this Indenture;
(xiv)the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Preferred Stock or Disqualified Stock of the Issuer or a Restricted Subsidiary that serves to refund, refinance, replace, renew or defease any Indebtedness Incurred or Preferred Stock or Disqualified Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xii), (xiv), (xv), (xviii), (xx) and (xxviii) of this Section 4.03(b) or any Indebtedness, Preferred Stock or Disqualified Stock Incurred to so refund, refinance, replace or renew such Indebtedness, Preferred Stock or Disqualified Stock, including any additional Indebtedness, Preferred Stock or Disqualified Stock Incurred to pay premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:
(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced, replaced, renewed or defeased;
(2)has a Stated Maturity that is not earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced or renewed;
(3)to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness by its express terms subordinated in right of payment to the Securities or a Guarantee, as applicable, such Refinancing Indebtedness is subordinated by its express terms in right of payment to the Securities or a Guarantee to substantially the same extent as such Indebtedness being refunded, refinanced, replaced, renewed or defeased, as applicable (as determined by the Issuer in good faith), or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(4)is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced, replaced, renewed or defeased plus accrued and unpaid interest, premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs Incurred in connection with such refinancing;
(5)shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refunds, refinances, replaces, renews or defeases Indebtedness of an Unrestricted Subsidiary; and
(6)in the case of any Refinancing Indebtedness Incurred to refund, refinance, replace, renew or defease Indebtedness outstanding under clause (iv), (xii), (xviii) or
(xx) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xviii) or (xx) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xviii) or (xx) of this Section 4.03(b);
(xv) Indebtedness, Preferred Stock or Disqualified Stock of (x) the Issuer or any Restricted Subsidiary incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that, in each case, immediately after giving effect to such acquisition or merger, consolidation or amalgamation:
(1)the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or
(2)the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;
(xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including electronic transfers, wire transfers and commercial card payments, in each case, drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days after its Incurrence;
(xvii) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit, bank guarantee or similar instrument issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument to the extent such letter of credit, bank guarantee or similar instrument issued pursuant to such Credit Agreement is otherwise permitted by this Section 4.03;
(xviii) Contribution Indebtedness;

(xix)Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xx)Indebtedness of the Issuer or any Restricted Subsidiary Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed the greater of $10,000,000 or 1.0% of Total Assets at the time of Incurrence;
(xxi)Indebtedness of the Issuer or any Restricted Subsidiary issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business in connection with the treasury cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Restricted Subsidiary;
(xxii)Subordinated Indebtedness of the Issuer or any Guarantor with a Stated Maturity and, if applicable, a First Amortization Date no earlier than 91 days following the Stated Maturity of the Securities;
(xxiii)Capitalized Lease Obligations Incurred by the Issuer in connection with a Sale/Leaseback Transaction in respect of a Bloom Energy Server entered into with a third party investor or financing partner under the Issuer’s managed services (or equivalent) program having a structure that is materially consistent with that used in the Issuer’s past practice;
(xxiv)Indebtedness Incurred by the Issuer that is convertible into Equity Interests of the Issuer with a Stated Maturity and, if applicable, a First Amortization Date no earlier than 91 days following the Stated Maturity of the Securities, in an aggregate principal amount, at any time outstanding, not to exceed $150,000,000 at the time of Incurrence;
(xxv)Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with Cash Management Services provided to the Issuer and its Restricted Subsidiaries;
(xxvi)guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business;
(xxvii)Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease the Securities as set forth in Article 8; and
(xxviii)Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed at any one time outstanding, and together with any other Indebtedness incurred under this clause (xxviii), the greater of $10,000,000 and 2.5% of the Total Assets of the Foreign Subsidiaries.
(c)    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.03:
(i)in the event that an item of Indebtedness, Preferred Stock or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxviii) of Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Preferred Stock or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 4.03 and shall only be required to include the amount and type of such Indebtedness once;
(ii)Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(iii)if obligations in respect of letters of credit, bank guarantees or similar instruments are Incurred pursuant to a Credit Agreement and are being treated as Incurred pursuant to Section 4.03(b)(i) and the letters of credit, bank guarantees or similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;
(iv)the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and
(v)the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
(d)    Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock are deemed not to constitute an Incurrence of Indebtedness for purposes of this Section 4.03 and shall not be included in the determination of the amount of such Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) in the case of the guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (ii) in the case of Indebtedness of others guaranteed solely by means of a Lien on any asset or property of the Issuer or any Restricted Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.
(e)Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured, and senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
(f)Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the incurrence of such Indebtedness.
SECTION 4.04. Limitation on Restricted Payments.
(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to:
(i)declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests of the Issuer or (B) dividends or distributions by a Restricted Subsidiary, provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)purchase or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;

(iii)purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;
(iv)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or
(v)make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (v) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)no Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and
(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income) and (xiv) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Section 4.04 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time such Restricted Payment is made).
(b)    The provisions of Section 4.04(a) shall not prohibit:
(i)the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
(ii)(A) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests, Disqualified Stock or Subordinated Indebtedness (“Retired Interests”) of the Issuer or any direct or indirect parent of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Interests”); and (B) the declaration and payment of accrued dividends on the Retired Interests out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Interests;
(iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary that is Incurred in accordance with Section 4.03 so long as:
(A)the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired, plus any paid-in-kind interest, any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith), plus any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;
(B)such new Indebtedness by its terms is unsecured and subordinated to the Securities or the related Guarantee, as the case may be, in right of payment, at least to the same extent (as determined by the Issuer in good faith) as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;
(C)such new Indebtedness has a Stated Maturity and, if applicable, a First Amortization Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Securities then outstanding; provided that, for the avoidance of doubt, any provision of Convertible Indebtedness providing for a put right upon a change of control or termination of trading shall not cause the Convertible Indebtedness to fail to satisfy the provisions of this Section 4.04(b)(iii)(C); and
(D)such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;
(iv)    the redemption, repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such redemption, repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant (or their beneficiaries or estates) of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management or employee equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (iv) do not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $10,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(A)the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (3) of Section 4.04(a)); plus
(B)the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;
provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants (or their beneficiaries or estates) of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;
(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class of Preferred Stock of any Restricted Subsidiary, in each case, issued or incurred in accordance with Section 4.03;
(vi)the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date and to any direct or indirect parent of the Issuer and the declaration and payment of dividends on Refunding Interests that are Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); provided, however, that, (A) immediately after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $10,000,000 and 1.0% of Total Assets in any calendar year (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(viii)payments or distributions to dissenting stockholders or equityholders pursuant to applicable law in connection with a consolidation, amalgamation or merger by, or sale of all or substantially all of the assets of, the Issuer or any Restricted Subsidiary;
(ix)other Restricted Payments that are made with Excluded Contributions;
(x)other Restricted Payments in an aggregate amount not to exceed the greater of $10,000,000 and 1.0% of Total Assets;
(xi)the distribution, as a dividend or otherwise, of (i) shares of Capital Stock of, or (ii) Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);
(xii)repurchases or acquisitions of Equity Interests of the Issuer in connection with the exercise of stock options or warrants or stock appreciation rights by way of cashless exercise or the vesting of restricted stock or restricted units, or in connection with the satisfaction of withholding tax obligations;
(xiii)(a) the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock or Convertible Indebtedness of any such Person, (b) the purchase of fractional shares of Capital Stock of the Issuer arising out of stock dividends, splits or combinations or in connection with issuances of Capital Stock of the Issuer pursuant to mergers, consolidations or other acquisitions, and (c) the issuance of Capital Stock upon conversion of Convertible Indebtedness or the exercise of stock options or warrants;
(xiv)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
(xv)in connection with any merger, consolidation or other acquisition by the Issuer or any Restricted Subsidiary, the receipt or acceptance by the Issuer or any Restricted Subsidiary of Capital Stock of the Issuer or any Restricted Subsidiary constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs and similar obligations), without any payment of cash or other consideration by the Issuer or any Restricted Subsidiary;

(xvi)the distribution of rights pursuant to a customary shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan;
(xvii)the redemption, repurchase, retirement or other acquisition for value of Equity Interests of the Issuer held by any competitor of the Issuer to the extent that the Issuer determines in good faith that the failure to do so would have a material adverse effect on its business;
(xviii)distributions or payments of Receivables Fees; and
(xix)the payment of premiums in respect of, exercise of, or performance of any obligations under, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;
provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (vii) or (x) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
(c)As of the Issue Date, all of the Issuer’s Subsidiaries (excluding any PPA Company) will be Restricted Subsidiaries. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of “Unrestricted Subsidiary”.
(d)For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Section 4.04(b) or is entitled to be made pursuant to Section 4.04(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.04.
SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(a)(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
(b)make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)    sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries (it being understood that such sale, lease or transfer shall not include any type of sale, lease or transfer described in Section 4.05(a) or Section 4.05(b)), except in each case for such encumbrances or restrictions existing under or by reason of:
(1)contractual encumbrances or restrictions (i) in effect on the Issue Date or (ii) under any Credit Agreement permitted under Section 4.03(b)(i);
(2)this Indenture, the Guarantees, the Securities or the Security Documents;
(3)applicable law or any applicable rule, regulation, order, approval, license, permit, grant or similar restriction;
(4)any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(5)contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(6)restrictions on cash or other deposits or net worth under agreements, instruments or contracts entered into in the ordinary course of business;
(7)customary provisions in joint venture agreements, partnership agreements, stock sale agreements, asset sale agreements, collaboration agreements, intellectual property licenses and other similar agreements entered into in the ordinary course of business;
(8)restrictions contained in contracts or agreements related to purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;
(9)customary provisions contained in leases, subleases, licenses, sublicenses and other similar agreements entered into in the ordinary course of business;
(10)other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Issuer or any Restricted Subsidiary of the Issuer that is a Guarantor or (b) of any Restricted Subsidiary that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Securities (as determined in good faith by the Issuer), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.03;
(11) any Permitted Investment (to the extent such encumbrance or restriction was not made in contemplation of such Permitted Investment and was in existence on the date of such Permitted Investment);
(12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(13) customary restrictions and conditions contained in any document related to any Permitted Lien so long as such restrictions or conditions relate only to the assets subject to such Lien;
(14) any encumbrances or restrictions existing with respect to any Unrestricted Subsidiary at the time it is designated or deemed to become a Restricted Subsidiary (other than restrictions incurred in contemplation of such designation);
(15) only with respect to Section 4.05(c): (i) customary provisions restricting subletting or assignment of leases or customary provisions in licenses or other agreements that restrict assignment of such agreements or rights thereunder;
(ii)customary provisions restricting the sale or other disposition of property contained in agreements limiting the transfer of property pending the closing of such sale; and
(iii)restrictions on the sale or other disposition of property acquired, constructed, improved or leased (and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto) in whole or in part under any agreement, instrument or contract relating to Indebtedness permitted to be Incurred under clause (6) of the definition of Permitted Lien; and
(16) customary provisions under any agreements, instruments or contracts relating to any Receivables Program.
For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the

Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 4.06. Asset Sales.
(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration in connection with such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer as of the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:
(i)any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities (A) that are by their terms subordinated to the Securities or any Guarantee or (B) that are owed to the Issuer, a Subsidiary thereof or any Affiliate thereof) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;
(ii)any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and
(iii)any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $5,000,000 (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)
shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a). The Issuer shall determine the Fair Market Value of any consideration from such Asset Sale that is not Cash Equivalents.
(b)    Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:
(i)    to permanently reduce any Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary (excluding any Indebtedness owed to the Issuer or another Restricted Subsidiary) (provided that if the Issuer shall so reduce such Indebtedness, the Issuer will reduce Indebtedness under the Securities as provided under the optional redemption provisions of Paragraph 5 of the Security, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Securities, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer);
(ii)to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer, in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer) or capital expenditures, or to acquire assets or property, in each case (A) used or useful in a Permitted Business or (B) that replace the properties and assets in all material respects that are the subject of such Asset Sale; or
(iii)any combination of Section 4.06(b)(i) and Section 4.06(b)(ii).
In the case of Section 4.06(b)(i) and Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds.
(c)    Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in Section 4.06(b)(i), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Issuer shall make an offer to all Holders of Securities (and, if required by the terms of any Pari Passu Indebtedness, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness) that is at least $1,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal balance thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06 (or other instrument governing such Pari Passu Indebtedness). The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty Business Days after the date that Excess Proceeds exceed $15,000,000 or at the option of the Issuer at any earlier time after receipt of Net Proceeds from an Asset Sale, by providing the written notice required pursuant to Section 4.06(h) (or other instrument governing such Pari Passu Indebtedness), with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(g). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. For the avoidance of doubt, any Asset Sale Offer shall not be construed to be an optional redemption of the type described in Paragraph 5 of the Security and no premium shall be paid by the Issuer in connection with the repurchase of the Securities.
(d)Pending the final application of any Net Proceeds pursuant to this Section 4.06, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce
Indebtedness outstanding under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
(f)Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the application of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such application with the provisions of Section 4.06(b). On the specified date of purchase, the Issuer shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Issuer or a domestically organized Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer, along with a written payment and cancellation order. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price as determined by the Issuer and stated in the written payment and cancellation order. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

(g)Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased. If at the end of the Offer Period more Securities (and such Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, and if the Securities are Global Securities held by the Depository, the particular Securities or portions thereof to be redeemed shall be allocated on a pro rata pass-through distribution of principal basis in accordance with Depository procedures; provided, that, so long as the Securities are held in book-entry form, the selection for redemption of such Securities shall be made in accordance with the operational arrangements of the Depository then in effect, and if the Depository operational arrangements do not allow for redemption on a pro rata pass-through distribution of principal basis, the Securities will be selected for redemption, in accordance with Depository procedures, by lot. If the Securities are not Global Securities held by the Depository, selection of such Securities for purchase shall be made by the Trustee on a pro rata basis to the extent practicable or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $250,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness, as applicable, shall be made pursuant to the terms of such Pari Passu Indebtedness; provided that any purchase by the Issuer of Pari Passu Indebtedness and Securities tendered pursuant to an Asset Sale Offer shall otherwise be made on a pro rata basis, as nearly as practicable. In connection with an Asset Sale Offer, the Issuer shall deliver an Officer’s Certificate to the Trustee certifying as to the principal amount of Pari Passu Indebtedness, to the extent applicable.
(h)Written notices of an Asset Sale Offer shall be provided at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address (or electronically pursuant to the Depository’s applicable procedures). If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased. Holders of certificated Securities whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.
SECTION 4.07. Transactions with Affiliates.
(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $1,000,000, unless:

(i)such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, the Issuer delivers to the Trustee a resolution adopted by the majority of the disinterested members of the Board of Directors of the Issuer, approving such Affiliate Transaction, evidenced by an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)    The provisions of Section 4.07(a) shall not apply to the following:
(i)any transaction or series of transactions between or among any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);
(ii)Restricted Payments permitted by Section 4.04 and Permitted Investments (without giving effect to clause (12) of the definition of “Permitted Investments”);
(iii)the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity (including directors and officers insurance), contribution and insurance provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;
(iv)transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);
(v)payments or loans (or cancellation of loans) to officers, directors, employees or consultants of the Issuer or any of the Restricted Subsidiaries of the Issuer and employment agreements, stock option plans and other similar arrangements with such officers, directors, employees or consultants that, in each case, are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;
(vi)any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vii)the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto (or amendment and restatement thereof) or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto (or amendment and restatement thereof), taken as a whole, are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date (as determined in good faith by the Issuer);
(viii)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and not otherwise prohibited by the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business that are not otherwise prohibited by this Indenture;
(ix)the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;
(x)the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee, consultant or director benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;
(xi)any contribution to the capital of the Issuer;
(xii)transactions permitted by, and complying with, Article 5;
(xiii)pledges of Equity Interests of Unrestricted Subsidiaries;
(xiv)intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Indenture;
(xv)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvi)transactions between the Issuer or any of its Restricted Subsidiaries, on the one hand, and any PPA Company, on the other hand;
(xvii)any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors and consultants; and
(xviii)commercial product sales in the ordinary course of business. SECTION 4.08. Change of Control.
(a)Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part (in integral multiples of $1,000 but so long as no Security of an unauthorized denomination less than $250,000 remains outstanding) of such Holder’s then outstanding Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Repurchase Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date, with no interest then to be payable to Holders whose Securities will be subject to repurchase by the Issuer), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08 in the event that it has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.
(b)Within 30 days following any Change of Control, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:
(i)that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Repurchase Date (subject to the right of the Holders of record on the relevant Record Date to receive interest on the related Payment Date, with no interest then to be payable to Holders whose Securities will be subject to repurchase by the Issuer);
(ii)the events causing such Change of Control;
(iii)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided) (such repurchase date, the “Change of Control Repurchase Date”); and
(iv)the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.

(c)Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the Change of Control Offer (or otherwise in accordance with the applicable procedures of the Depository) at least three Business Days prior to the repurchase date. The Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the repurchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased. Holders of certificated Securities whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.
(d)On the repurchase date, all Securities repurchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.
(e)A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(f)Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer (which may be conditioned upon the occurrence of such Change of Control) in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
(g)Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to Section 4.08(f) will have the status of Securities issued and outstanding.
(h)At the time the Issuer delivers (or causes to be delivered) Securities to the Trustee that are to be accepted for repurchase, the Issuer shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08 and confirming whether the Securities will be considered issued but not outstanding, or include orders to cancel the repurchased Securities. A Security shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, provides payment therefor upon receipt from or on behalf of the Issuer to the surrendering Holder.
(i)The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the

Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
SECTION 4.09. Further Instruments and Acts. Upon the reasonable request of the Trustee or the Collateral Agent or as otherwise required by the Indenture and the Security Documents, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.10. Future Guarantors. The Issuer shall cause each Subsidiary, within 30 days of becoming a Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture; provided, however, that none of any Foreign Subsidiary, any PPA Company, Yellow Jacket Energy, LLC, any Immaterial Subsidiary or any Receivables Subsidiary shall be required to become a Guarantor.
SECTION 4.11. Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness, unless:
(a)in the case of Liens (other than Permitted Liens) securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or
(b)in the case of all other Liens (other than Permitted Liens), the Securities are equally and ratably secured.
Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this Section 4.11 shall be automatically and unconditionally released and discharged upon (i) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), (ii) any sale, exchange, disposition or transfer to any Person other than the Issuer or any Restricted Subsidiary of the property or assets secured by such Lien so long as such disposition is permitted by the terms of this Indenture, (iii) payment in full of the principal of, and accrued and unpaid interest, if any, on, the Securities, or (iv) a defeasance or discharge of the Securities in accordance with the procedures described in Article 8.
For purposes of determining compliance with this Section 4.11, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (40) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.11.
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any

Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.
SECTION 4.12. Liens on Notes Collateral. The Issuer shall not create, Incur or suffer to exist any Lien on the Notes Collateral except for the Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of “Permitted Liens”.
SECTION 4.13. Administration of the Collection Account.
(a)The Issuer shall establish and maintain a segregated account held with U.S. Bank National Association (or another segregated account in replacement thereof held with another U.S. federally insured depositary financial institution that is acting as the Trustee or other Paying Agent) in the name of the Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), or in the name of the Issuer, in each case, subject to the Liens established under the Security Agreement and the other Security Documents (such account, the “Collection Account”). The Collection Account shall be established and maintained so as to create, perfect and establish the priority of the Liens established under the Security Agreement and the other Security Documents in such Collection Account and all funds and other assets or property from time to time deposited therein or credited thereto and otherwise to effectuate the Liens under the Security Documents. The Collection Account shall bear a designation clearly indicating that the funds and other assets or property deposited therein or credited thereto are held for the benefit of the Secured Parties.
(b)The Trustee or other Paying Agent, as applicable, shall have sole dominion and control over the Collection Account (including, among other things, the sole power to direct withdrawals or transfers from the Collection Account). The Trustee or other Paying Agent, as applicable, shall make withdrawals and transfers from the Collection Account in accordance with the terms of this Indenture. Each of the Issuer and the Trustee, any other Paying Agent and the Collateral Agent acknowledges and agrees that the Collection Account is a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code and that the Trustee or other Paying Agent, as applicable, has “control”, for purposes of Section 9-314 of the Uniform Commercial Code, of the Collection Account that is maintained with the Trustee or other Paying Agent. The Trustee hereby confirms that it has established account number 241925301 in the name of the Issuer for the benefit of the Secured Parties as the Collection Account. The Issuer and the Trustee, any other Paying Agent and the Collateral Agent further agree that the jurisdiction of the Trustee, such other Paying Agent or the Collateral Agent, as applicable, for purposes of the Uniform Commercial Code shall be the State of New York. The crediting by the Trustee or other Paying Agent, as applicable, to the Collection Account of any asset or property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the Uniform Commercial Code or Section 8-102(a)(9)(ii) of the Uniform Commercial Code, including cash, shall constitute the “express agreement” of the Trustee or such other Paying Agent, as applicable, under Section 8-102(a)(9)(iii) of the Uniform Commercial Code that such property is a financial asset under such Section 8-102(a)(9)(iii) of the Uniform Commercial Code.

(c)The Issuer will deposit, or cause to be deposited, all Servicing Payments received on or after [April 1, 2020] into the Collection Account pursuant to an irrevocable written direction from the Issuer to each counterparty or other payor under each Servicing Agreement. Funds may not be withdrawn from the Collection Account except as set forth in this Section 4.13 or, upon the occurrence and during the continuance of an Event of Default, at the direction of the Holders of a majority in principal amount of the Securities as further described in Article 6. Funds in the Collection Account may be invested in Cash Equivalents available to the Trustee or other Paying Agent, as applicable, by the Trustee or such Paying Agent at the written direction of the Issuer absent the occurrence and continuance of an Event of Default. Promptly following the occurrence of an Event of Default and during the continuation thereof, the Trustee or other Paying Agent, as applicable (acting as an agent for or representative of the Collateral Agent) shall direct such funds to be invested pursuant to the direction of the Holders of a majority in principal amount of the Securities that are available to the Trustee or other Paying Agent, as applicable. In the absence of written instructions, such funds may be invested in the U.S. Bank National Association Money Market Deposit Account.
(d)Payments of accrued and unpaid interest due and owing pursuant to the terms of this Indenture on each Payment Date will be paid first from any Servicing Payments deposited in the Collection Account, calculated for the period from and including six Business Days before the previous Payment Date (or from and including [April 1, 2020] if no Payment Date has yet occurred) to and excluding six Business Days before the upcoming Payment Date (including the Stated Maturity in respect of the Securities) (the “Relevant Calculation Period”), including any investment income earned during such Relevant Calculation Period (the “Available Amounts”) (plus any other funds then on deposit in the Collection Account). Payments of outstanding principal due and owing pursuant to the terms of this Indenture on each Payment Date, commencing June 30, 2020, will be paid from the Available Amounts in respect of the Relevant Calculation Period (plus any other funds then on deposit in the Collection Account) less any portion of the Available Amounts (and any other such funds then on deposit in the Collection Account) used to pay the required interest amount on the Securities on such Payment Date. Payments of principal and interest will, on each Payment Date, be made in an amount calculated in accordance with Section 4.01. For the avoidance of doubt, to the extent the Available
Amounts in respect of the Relevant Calculation Period (plus any other funds then on deposit in the Collection Account) are insufficient to pay the required interest amount on the Securities or the required principal amount of the Securities on the applicable Payment Date, the Issuer will be required to pay the deficiency from other funds (and, if it is unable to do so within the applicable grace periods, it will be an Event of Default in respect of the Securities to the extent provided, and subject to the terms set forth, under Article 6).
(e)As long as no Event of Default has occurred and is continuing, any remaining balance of the Available Amounts in respect of the Relevant Calculation Period (plus any other funds then on deposit in the Collection Account) on the applicable Payment Date (after payment of the required interest amount on the Securities and the required principal amount of the Securities on such Payment Date) shall be released, free and clear of all Liens securing the Securities, from the Collection Account by the Trustee or other Paying Agent, as applicable, to an account directed in writing by the Issuer, which shall initially be: Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, California 94104, ABA number 121000248, account name Bloom Energy Corporation Operating Account, account number 4391338282; provided, however, that if the quotient obtained by dividing the Available Amounts in respect of the Relevant Calculation Period for any Payment Date (except the Stated Maturity in respect of the Securities) (excluding any investment income earned during such Relevant Calculation Period) by the total amount of principal and interest required to be paid in respect of the Securities pursuant to the terms of this Indenture on such Payment Date (the “Actual Debt Service Coverage Ratio”) is less than 1.20 in respect of such Payment Date, as set forth on the relevant Calculation Report, any such remaining balance shall not be released from the Collection Account on such Payment Date.
(f)    The Issuer will provide the Trustee with a calculation report in the form of Exhibit F (the “Calculation Report”) in respect of the Available Amounts for each Relevant Calculation Period (plus any other funds then on deposit in the Collection Account), the distributions to be paid from the Collection Account by the Trustee and the calculation of the Actual Debt Service Coverage Ratio no later than 11:00 a.m. New York City time three Business Days prior to the applicable Payment Date consistent with this Section 4.13. The Trustee shall conclusively rely on information set forth in the Calculation Report.
SECTION 4.14. Servicing Agreements and Servicing Payments.
(a)The Issuer shall (i) perform and comply with its material duties and obligations under the Servicing Agreements, (ii) not forgive, release or compromise any amount owed to or becoming owing to it under the Servicing Agreements and (iii) notwithstanding anything to the contrary contained in this Indenture, not sell, assign, transfer, dispose of, amend, modify, supplement, restate, waive, cancel or terminate (or consent to any of the foregoing with respect to), in whole or in part, any of the Servicing Agreements or any provisions of such Servicing Agreements relating to the right to receive the Servicing Payments, in each case, except (y) to the extent that such action or inaction would not reasonably be expected to result in a material adverse effect on (A) the ability of the Issuer to comply with its payment obligations set forth in Section 4.01, (B) the enforceability of the Securities, this Indenture or the Security Documents or (C) the value of the Notes Collateral taken as a whole or (z) with respect to clauses (ii) and (iii), to the extent that the Issuer has, prior to or contemporaneously with the taking of any such action, entered into a new Servicing Agreement on terms and conditions that are, taken as a whole, not materially less favorable to the Issuer in any respect.
(b)The Issuer shall at all times use its commercially reasonable efforts to exercise and enforce its rights and remedies under the Servicing Agreements, in each case, in a timely and commercially reasonable manner, except to the extent that any failure to do so would not reasonably be expected to result in a material adverse effect on (A) the ability of the Issuer to comply with its payment obligations set forth in Section 4.01, (B) the enforceability of the Securities, this Indenture or the Security Documents or (C) the value of the Notes Collateral taken as a whole.
(c)The Issuer shall provide to the Trustee and the Holders of Securities, promptly and in any event no later than five Business Days after an Officer of the Issuer becomes aware of the occurrence thereof, (i) written notice of any material default or alleged material default by any party to any Servicing Agreement and (ii) copies of (x) any forgiveness, release or compromise of any material amount owed to or becoming owing to the Issuer under the

Servicing Agreements, (y) any sale, assignment, transfer, disposition, cancellation or termination of (or any consent to any of the foregoing with respect to) any Servicing Agreement or any provisions of such Servicing Agreement relating to the right to receive the Servicing Payments, and (z) any amendment, modification, supplement, restatement or waiver (solely to the extent that any such amendment, modification, supplement, restatement, or waiver is adverse to the interests of Holders of the Securities) of any Servicing Agreement or any provisions of such Servicing Agreement relating to the right to receive the Servicing Payments.
SECTION 4.15. Maintenance of Office or Agency.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be made. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made at the Corporate Trust Office of the Trustee as set forth in Section 12.01.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.16. Line of Business. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than a Permitted Business.
SECTION 4.17. Use of Proceeds. The Issuer shall use the net proceeds from the issuance and sale of the Securities to refinance a portion of the 6% Convertible Notes and to pay fees, costs and expenses arising in connection with the issuance of the Securities.
SECTION 4.18. Existence. Subject to Article 5, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership or other existence of each Guarantor.
SECTION 4.19. Rating. The Issuer shall use commercially reasonable efforts to maintain a current rating on the Securities of a Rating Agency (at no particular rating category) and deliver to the Trustee and the Holders of the Securities (and holders of beneficial interests in the Securities), within 90 days after each anniversary of the Issue Date, a ratings letter (or similar evidence) from any Rating Agency then rating the Securities indicating the then current rating on the Securities of such Rating Agency.

SECTION 4.20. Covenant Suspension.
(a)If, on any date following the Issue Date, (i) the Securities have received an Investment Grade Rating from the Required Rating Agencies, (ii) no Default or Event of Default has occurred and is continuing under this Indenture, and (iii) the Issuer has delivered to the Trustee an Officer’s Certificate certifying as to the events specified in the foregoing clauses (i) and (ii) (the occurrence of the events described in the foregoing clauses (i) through (iii) being referred to collectively as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.10 and Section 5.01(a)(iii) (collectively, the “Suspended Covenants”).
(b)Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.
(c)In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of Section 4.20(a), and on any subsequent date (the “Reversion Date”) (i) one or both of the Required Rating Agencies withdraws its Investment Grade Rating or downgrades the ratings assigned to the Securities below an Investment Grade Rating such that the Securities do not have an Investment Grade Rating from either of the Required Rating Agencies or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or both of the Required Rating Agencies indicates that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Required Rating Agencies to withdraw their Investment Grade Ratings or downgrade the ratings assigned to the Securities below an Investment Grade Rating such that the Securities do not have an Investment Grade Rating from both of the Required Rating Agencies, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including a proposed transaction described in clause (ii) above.
(d)The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period”. In the event of any reinstatement following a Reversion Date, neither any action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries with respect to a Suspended Covenant prior to such reinstatement, nor the performance of obligations incurred during the Suspension Period (which were permitted to be incurred at such time), will give rise to a Default or Event of Default under this Indenture with respect to the Securities; provided that (i) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.04 had been in effect prior to, but not during, the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with this Indenture) and (ii) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iii).

(e)    The Trustee shall have no duty to monitor the ratings of the Securities and shall not be deemed to have any knowledge of the ratings of the Securities. The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of a Covenant Suspension Event or any Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of Securities of any Suspension Period or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate upon request to any Holder (or such holder of beneficial interests in the Securities) who shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture.
SECTION 4.21. Restricted Proceeds; Escrow Account2.
(a)The Issuer shall maintain at all times, in a trust account (the “Trust Account”), on an uninvested basis, the Restricted Amount (as defined in the Note Purchase Agreement dated March [30], 2020 to which the Issuer is party), subject to the Escrow/Alternative Arrangement (as defined in such Note Purchase Agreement), until, and the Issuer shall use the Restricted Amount only for, repayment of all obligations in respect of the 6% Convertible Notes to be repaid on or prior to December 1, 2020. The Issuer shall not amend, modify, supplement, terminate or restate the Escrow/Alternative Arrangement prior to such repayment.
(b)Notwithstanding the provisions of Section 4.21(a) above, to the extent any 6% Convertible Notes with respect to which funds have been deposited in the Trust Account have been converted by the holders thereof into shares of the Issuer’s common stock after the Issue Date, the Issuer may withdraw an amount equal to the aggregate principal amount of 6% Convertible Notes so converted from the Trust Account.
ARTICLE 5.
SUCCESSOR COMPANY
SECTION 5.01. When Issuer May Merge or Transfer Assets.
(a)    The Issuer shall not consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions to, any Person unless:
(i)    (x) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the
2 Section 4.21 will be included in this Indenture to the extent that Section 5(p)(iii) of the Note Purchase Agreement is relied upon.

Securities and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(ii)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;
(iii) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:
(A)the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or
(B)the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;
(iv)    each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and
(v)    the Issuer shall have delivered to the Trustee (A) an Officer’s Certificate and an Opinion of Counsel, stating (to the extent applicable with respect to such Opinion of Counsel) that such transaction complies with this Article 5 and such supplemental indentures (if any) comply with this Indenture and (B) an Officer’s Certificate stating that any necessary actions required under this Indenture have been taken or will be taken promptly, and in any event no later than 30 days following such transaction.
(b)    The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents. This Article 5 will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among any of the Issuer and its Restricted Subsidiaries. Notwithstanding Sections 5.01(a)(iii) and 5.01(a)(iv), (i) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and (ii) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
SECTION 5.02. When Guarantors May Merge or Transfer Assets.

(a)    Subject to the provisions of Section 10.02(b) (which govern the release of a Guarantee upon the sale, disposition, exchange or other transfer of the Capital Stock of a Guarantor), none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(i)either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor or another Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of its formation or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor or another Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and, if applicable, such Guarantors’ Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee or (B) (x) such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition is made to or with a Person that is not the Issuer or a Restricted Subsidiary and is not in violation of Section 4.06 and (y) after giving effect to such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition, such Guarantor is no longer a Restricted Subsidiary; and
(ii)the Successor Guarantor (if other than such Guarantor or another Guarantor) or the Issuer shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture (if any) comply with this Indenture.
(b)    Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and in such event such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee.
(c)    Notwithstanding the foregoing and without the need to deliver any Opinion of Counsel in connection therewith, any Guarantor may (i) consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor or (ii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of such Guarantor.

ARTICLE 6.
DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default. An “Event of Default” occurs if:
(a)there is a default in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;
(b)there is a default in the payment of principal of or premium, if any, on any Security (i) upon scheduled payment thereof (including pursuant to Section 4.01(b)) and such default continues for a period of three Business Days or (ii) upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise (except as set forth in clause (i) above);
(c)(i) the failure by the Issuer to (A) provide a Change of Control Offer as described in Section 4.08 and such failure continues for two Business Days after the due date for such notice, (B) comply with Article 5 or (C) comply with Section 4.21 and such failure continues for five Business Days or (ii) the failure by the Issuer or any Guarantor to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) or (b) above or clause (i) of this clause (c)) and such failure in the case of this clause (ii) continues for 30 days;
(d)default by the Issuer, any Guarantor or any Significant Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Issuer and/or any such Guarantor or Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its Stated Maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after receipt by the Issuer of the notice specified below;
(e)the Issuer, any Guarantor or any Significant Subsidiary of the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Guarantor or Significant Subsidiary of the Issuer or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(f)an involuntary case or other proceeding shall be commenced against the Issuer, any Guarantor or a Significant Subsidiary of Issuer seeking liquidation, reorganization or other relief with respect to the Issuer or such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such
Guarantor or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days;
(g)any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof in accordance with this Indenture) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for ten Business Days; and
(h)the Issuer fails to comply for 15 calendar days after the notice specified below with its obligations contained in the Security Documents, except for a failure with respect to assets or property with an aggregate value of less than $1,000,000.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their non-U.S. equivalents). The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (d) or (h) above shall not constitute an Event of Default until the Issuer has received from the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities prior written notice (which such notice shall also be received by the Trustee if given by the Holders) of the Default. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Issuer shall deliver to the Trustee within 20 days after obtaining knowledge thereof, written notice in the form of an Officer’s Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.
SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Issuer and the Trustee, may declare the principal of, and the premium, if any, and accrued but unpaid interest, if any, on, all then outstanding Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately. Upon the occurrence of an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer, the principal of, and the premium, if any, and accrued but unpaid interest, if any, on, all the then outstanding Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
If the principal of, or premium, if any, or accrued and unpaid interest, if any, on, the Securities becomes due and payable as provided above (an “Acceleration”), the principal of, and the premium, if any, and accrued but unpaid interest, if any, on, the Securities that becomes due and payable shall equal the optional redemption price in effect on the date of such declaration (or the date set forth in the third sentence of this Section 6.02), as if such Acceleration were an optional redemption of the Securities affected thereby on such date of declaration (or the date set forth in the third sentence of this Section 6.02). The amounts described in the preceding sentence are intended to be liquidated damages and not unmatured interest or a penalty.
In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.
Notwithstanding the foregoing, to the extent the Issuer elects, the sole remedy for an Event of Default under Section 6.01(c)(ii) relating to the Issuer’s failure to comply with
Section 4.02 will (i) for the first 90 calendar days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive additional interest on the Securities equal to 0.25% per annum of the principal amount of such Securities outstanding for each day during such 90 calendar day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st calendar day after the occurrence of such an Event of Default to, and including, the 180th calendar day after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities equal to 0.50% per annum of the principal amount of Securities outstanding for each day during such additional 90 calendar day period on which such Event of Default is continuing. On the 181st calendar day after the date on which such Event of Default occurred (if such Event of Default has not been cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided above. This paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Issuer does not elect to pay additional interest following an Event of Default in accordance with this paragraph or the Issuer elects to make such payment but does not pay the additional interest when due, the Securities will be subject to acceleration upon an Event of Default with regard thereto as provided above. With regard to any violation specified in this paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Securities shall exist, after such violation has been cured.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Issuer must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180 day period. Upon the Issuer’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided above.
Additional interest that is payable pursuant to the foregoing provisions will be payable in arrears on each Payment Date following accrual in the same manner as regular interest on the Securities.
In no event shall additional interest payable at the Issuer’s election for failure to comply with its reporting obligations pursuant to Section 6.01 accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. All references to interest in this Indenture shall include such additional interest unless expressly set forth.
SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but only at the written direction of Holders of a majority in principal amount of the then outstanding Securities, pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 6.04. Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.06. Limitation on Suits.
(a)    Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
(i)the Holder gives the Trustee written notice stating that an Event of Default is continuing;
(ii)the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
(iii)such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(iv)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
(b)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in
Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.
SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.2 of the Security Agreement) shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.06;
SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.
SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.
SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 6.13. Visitation. The Issuer shall permit the representatives of any Holder (or any holder of beneficial interests in the Securities), if a Default or Event of Default then exists, at the expense of the Issuer, to visit any of the offices or properties of the Issuer and to discuss their affairs, finances and accounts with their officers, in each case, no more than once per calendar year and all during normal business hours and upon reasonable notice.
ARTICLE 7.
TRUSTEE
SECTION 7.01. Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the direction of Holders of a majority in principal amount of the Securities in accordance with Section 6.03 and Section 6.05.
(b)    Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of Section 7.01(b);

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)The Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, to the extent made expressly applicable by the terms of this Indenture, to the provisions of the TIA.
SECTION 7.02. Rights of Trustee.
(a)The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.
(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.
(i)The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.
(k)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee and its Affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its Affiliates in the ordinary course of their respective businesses. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.
SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) or 6.01(h) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, any Guarantor or any Holder. The Trustee shall have no obligation to determine the applicable interest rate in accordance with this Indenture or the Securities.
SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a responsible officer of the Trustee, the Trustee shall provide to each Holder written notice of the Default within 30 days after it is actually known to a Trust Officer or written notice referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”, is received by the Trustee in accordance with Section 12.01. Except in the case of a Default in the payment of principal of or premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.06. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services, as agreed between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the discharge of this Indenture, the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. Notwithstanding the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).
To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and premium, if any, and interest on, particular Securities.
The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
SECTION 7.07. Replacement of Trustee.
(a)    The Trustee may resign in writing at any time upon 30 days prior notice to the Issuer by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.09;
(ii)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.

(b)If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall provide a written notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Issuer and the Guarantors under Section 7.06 shall continue for the benefit of the retiring Trustee.
SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA;

provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
SECTION 7.10. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
SECTION 7.11. Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all confidential information provided to the Trustee by the Issuer or any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary) or any Holder (or holder of a beneficial interest in the Securities) that is expressly identified as relating to the Indenture and the Security Documents (“Confidential Information”) shall be considered to be proprietary and confidential information; provided, that any information provided to the Trustee that is not so identified, or that is provided to U.S. Bank National Association in its capacity as trustee or collateral agent for the 6% Convertible Notes or any other debt of the Issuer, shall not be considered Confidential Information. The Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.
The Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against the Issuer or any of its Subsidiaries or any employee, officer, director, manager, representative or agent of the Issuer or any of its Subsidiaries or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer in opposing such court order and in securing confidential treatment of any such information to be disclosed or obtaining a protective order narrowing the scope of such disclosure (in each case, at the Issuer’s sole cost and expense and to the extent permitted pursuant to such applicable law, regulation or court order).
Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.
ARTICLE 8.
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities and certain rights of the Trustee, as expressly provided for in this Indenture) as to all outstanding Securities, and the Guarantees will be terminated, when:
(a)either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid by the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities not theretofore delivered for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Securities to the date of deposit, together with amounts sufficient to pay all other Obligations under this Indenture that are then due and payable and for which demand for payment has been made upon the Issuer and irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b)the Issuer or the Guarantors have paid or caused to be paid all other sums due and payable under this Indenture; and
(c)the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(d)Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in
Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 6.07, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.
(e)Subject to Section 8.01(d) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 and the operation of Section 4.08, Article 5 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(f) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(g) and 6.01(h) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.
If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (to the extent such Section 6.01(e) applies to Subsidiaries), 6.01(f) (to the extent such Section 6.01(f) applies to Subsidiaries), 6.01(g) or 6.01(h) or because of the failure of the Issuer to comply with Article 5.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
SECTION 8.02. Conditions to Defeasance.
(a)    The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(i)the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient, or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date;
(ii)the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii)123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer occurs that is continuing at the end of the period;
(iv)the deposit does not constitute a default under any other agreement binding on the Issuer;
(v)in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of tax counsel of recognized standing in the United States shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(vi)in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(vii)the right of any Holder to receive payment of principal of, and premium, if any, and interest on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities shall not be impaired; and
(viii)the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.
(b)    Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.
SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.
SECTION 8.04. Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion of a firm of independent public accountants recognized in the United States delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
ARTICLE 9.
AMENDMENTS AND WAIVERS
SECTION 9.01. Without Consent of the Holders. Notwithstanding Section 9.02, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents, and may waive any provision thereof, without notice to or consent of any Holder:
(i)to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities in accordance with the terms of this Indenture or otherwise to comply with Article 5;
(iii)to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee;
(iv)to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c);
(v)to add additional Guarantees with respect to the Securities in accordance with the terms of this Indenture or to evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted or required by this Indenture;
(vi)to add to the covenants of the Issuer and its Subsidiaries for the benefit of the Holders or to surrender any right or power conferred herein upon the Issuer or any of its Subsidiaries in accordance with the terms of this Indenture;
(vii)to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA (to the extent any such qualification is required);
(viii)to make any change that would provide additional rights or benefits to the Holders or to make any change that does not adversely affect the legal rights of any Holder;
(ix)to add additional assets as Notes Collateral to secure the Securities;
(x)to release Notes Collateral from the Lien pursuant to Section 11.03 or Section 8.12 of the Security Agreement;
(xi)to modify the Security Documents to accommodate and implement the Liens contemplated by clause (19)(z) of the definition of “Permitted Liens”;
(xii)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;
(xiii)to provide for or confirm the issuance of Additional Securities or to provide for the increased stated rate of interest on the Original Securities pursuant to and contemplated by Section 2.01(c);
(xiv)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, to facilitate the issuance and administration of the Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or
(xv)to amend the table set forth in Section 4.01(b) in accordance with the terms thereof.
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders and the Trustee a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 9.02. With Consent of the Holders.
(a)    The Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Security Documents, and may waive any provision thereof (including the provisions of Section 4.08 and, subject to Section 6.04, any past Default), with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:
(i)reduce the principal amount of Securities whose Holders must consent to an amendment;
(ii)reduce the rate of or extend the time for payment of interest on any Security;
(iii)reduce the principal of or change the Stated Maturity of any Security (or reduce the amount of any payment of any installment of principal or change the due date in respect of the payment of any installment of principal);
(iv)reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;
(v)make any Security payable in currency other than that stated in such Security;
(vi)expressly subordinate the Securities or any Guarantees in right of payment to any other Indebtedness of the Issuer or any Guarantor or adversely affect the priority of any Liens securing the Securities;
(vii)impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Securities on or after the due dates (or the due date in respect of the payment of any installment of principal) therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
(viii)make any change in Section 6.04 or the second sentence of this Section 9.02;
(ix)make any change to the proviso of the second sentence of Section 2.01(c);
or

(x)    except as expressly permitted by this Indenture, modify any Guarantee in any manner adverse to the Holders.
Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Notes Collateral from the Lien provided under this Indenture and the Security Documents with respect to the Securities or revise the proviso in Section 4.13(e). Notwithstanding the foregoing (including Section 9.02(a)(vii)), and for the avoidance of doubt, only the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding shall be required to approve any amendment, supplement or waiver to release any portion of the Notes Collateral that is less than all or substantially all of the Notes Collateral from the Lien provided under this Indenture and the Security Documents with respect to the Securities.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(b)    After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
SECTION 9.03. Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, each Guarantor party hereto at such time, the Trustee and the Collateral Agent (if applicable) and (iv) delivery to the Trustee of the Officer’s Certificate and Opinion of Counsel required under Article 12.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.
SECTION 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
SECTION 9.06. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
SECTION 9.07. Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.
ARTICLE 10.
GUARANTEES
SECTION 10.01. Guarantees.
(a)    Each Guarantor hereby jointly and severally with each other Guarantor irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior unsecured basis to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns (i) the full and punctual payment when due, whether on a Payment Date, at Stated Maturity, by acceleration, repurchase, or redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or premium, if any, or accrued and unpaid interest, if any, on, the Securities and all other monetary obligations of the Issuer under this Indenture, the Securities and the Security Documents, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or other amounts provided for under this Indenture, the Securities and the Security Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligation”).
(b)Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(c)Each Guarantor waives to the extent permitted by applicable law presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives to the extent permitted by applicable law notice of protest for nonpayment. Each Guarantor waives to the extent permitted by applicable law notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).
(d)Each Guarantor hereby waives to the extent permitted by applicable law any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives to the extent permitted by applicable law any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives to the extent permitted by applicable law any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.
(e)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives to the extent permitted by applicable law any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.
(f)Except as expressly set forth in Sections 8.01 and 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(g)Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of its Guaranteed Obligations (other than Contingent Obligations for which no claim has been made). Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
(h)In furtherance of the foregoing and not in limitation of any other right that any Holder, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.
(i)Each Guarantor agrees that it shall not be entitled to exercise or assert any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations (other than Contingent Obligations for which no claim has been made). Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j)Each Guarantor also agrees to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.
(k)Each Guarantor shall execute and deliver such further instruments and do such further acts as the Trustee may reasonably request that may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 10.02. Limitation on Liability.
(a)Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be guaranteed hereby without rendering the Guarantee, as it relates to such Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(b)Notwithstanding Section 10.01, a Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically and without any further action released from all obligations under this Article 10 upon:
(i)the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of the applicable Guarantor if (x) such sale, disposition, exchange or other transfer is made to a Person that is not the Issuer in a manner not in violation of this Indenture and (y) after giving effect to such sale, disposition, exchange or other transfer, such Guarantor is no longer a Restricted Subsidiary;
(ii)the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 4.04 and the definition of “Unrestricted Subsidiary”;
(iii)the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture;
(iv)the liquidation or dissolution of a Guarantor if permitted by the terms of this Indenture (other than in connection with any insolvency or bankruptcy of such Guarantor); or
(v)such Guarantor becoming a Foreign Subsidiary, Receivables Subsidiary or PPA Company.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that any of them may have under this Article 10 at law, in equity, by statute or otherwise.
SECTION 10.05. Execution of Supplemental Indenture for Future Guarantors. Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of Bankruptcy Laws and to the principles of equity, whether considered in a proceeding at law or in equity, and other customary exceptions or qualifications, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
SECTION 10.06. No Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Securities, the Guarantee shall be valid nevertheless.
ARTICLE 11.
SECURITY DOCUMENTS
SECTION 11.01. Collateral and Security Documents. The full and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on a Payment Date, at Stated Maturity, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of itself, the Trustee and the Holders, in each case pursuant to the terms of the

Security Documents. Each Holder, by accepting a Security, appoints U.S. Bank National Association as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take any and all actions specified herein or in the Security Documents and reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer, a valid and enforceable perfected Lien on all of the Notes Collateral (subject to the terms of the Security Documents), in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders under the Security Documents. Notwithstanding anything to the contrary in this Indenture or any Security Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby.
SECTION 11.02. Recordings and Opinions. The Issuer shall furnish to the Collateral Agent and the Trustee on or before the time when the Issuer is required to provide annual financials pursuant to Section 4.02 with respect to the preceding fiscal year an Opinion of Counsel:
(i)stating substantially to the effect that, in the opinion of such counsel, other than actions that have been taken, no further action was necessary to maintain the perfection of the security interest in the collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the Uniform Commercial Code as in effect from time to time in the State of Delaware may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the State of Delaware; or
(ii)to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien under this Indenture and the Security Documents.

SECTION 11.03. Release of Collateral.
(a)    Subject to Sections 11.03(b) and 11.04, the Notes Collateral securing the Securities will automatically and without the need for any further action be released:
(1)in whole, upon payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Securities and all other Obligations (other than Contingent Obligations for which no demand has been made to the Issuer) under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (including pursuant to a satisfaction and discharge of this Indenture in accordance with Article 8);
(2)in whole, upon a legal defeasance or covenant defeasance under this Indenture in accordance with Article 8;
(3)in part, as to any property that is sold, transferred or otherwise disposed of by the Issuer in a transaction that is not prohibited by this Indenture at the time of such sale, transfer or disposition;
(4)in part, in accordance with the applicable provisions of the Security Documents; and
(5)as provided in Section 4.13.
Upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Issuer) instruments of termination, satisfaction or release have been prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Notes Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall be deemed not to hold a Lien in the applicable Notes Collateral on behalf of the Trustee and shall do or cause to be done all further acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable, any such release to be made without any recourse, representation or warranty of the Collateral Agent.
(b)    At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.
SECTION 11.04. Permitted Releases Not To Impair Lien. The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 11. Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture. The Issuer and the Guarantors will not be required to comply with Section 314(d) of the TIA in connection with any release of Notes Collateral.
SECTION 11.05. Suits To Protect the Collateral. Subject to the provisions of Article 7, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(a)enforce any of the terms of the Security Documents; and
(b)collect and receive any and all amounts payable in respect of the obligations of the Issuer hereunder or under any Securities or the Security Documents.
Subject to the provisions of the Security Documents, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).
SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b) to make further distributions of such funds to the Holders according to the provisions of this Indenture.
SECTION 11.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.
SECTION 11.08. Powers Exercisable by Receiver or Trustee. In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
SECTION 11.09. Collateral Agent.
(a)U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).
(b)The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.
(c)The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(d)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Issuer referring to this Indenture, describing such

Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Securities subject to this Article 11.
(e)No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.09(e) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.
(f)The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents or for any failure of the Issuer, any Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books or records of the Issuer.
(g)The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Notes Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Notes Collateral.

(h)Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers pursuant to this Section 11.09(i) (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(i) and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Security Documents.
(i)The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.07(a), Section 7.07(b), Section 7.07(c), Section 7.07(d) and
Section 7.07(f).
(j)The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document, whether or not expressly stated therein.
ARTICLE 12.
MISCELLANEOUS
SECTION 12.01. Notices.
(a)    Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:
if to the Issuer or a Guarantor:
Bloom Energy Corporation
4353 North First Street
San Jose, California 95134
Attention: General Counsel
if to the Trustee or to the Collateral Agent:
U.S. Bank National Association
Global Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: Bradley Scarbrough (Bloom Energy 2020 Indenture)

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee or the Collateral Agent if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.
(b)Any notice or communication mailed to a Holder shall be mailed, first-class mail, or may be sent via overnight courier, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or deposited with the overnight courier within the time prescribed. Any notice or communication to be delivered to a Holder of Global Securities shall be delivered in accordance with the applicable procedures of the Depository and shall be sufficiently given to such Holder if so delivered to the Depository within the time prescribed.
(c)Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given and provided, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
(d)Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Security) if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.
SECTION 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(a)an Officer’s Certificate to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.03. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02(c)) shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 12.04. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Securities, such Securities shall not be so disregarded as aforesaid.
SECTION 12.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 12.06. Legal Holidays. If a Payment Date, Stated Maturity in respect of the Securities, Change of Control Repurchase Date or Redemption Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such initial date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 12.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 51401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Guarantors, the Trustee and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Issuer or Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.
SECTION 12.08. No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
SECTION 12.09. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 12.11. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.12. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
SECTION 12.13. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 12.14. Currency of Account; Conversion of Currency; Currency Exchange Restrictions.
(a)    U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Securities, the Guarantees and this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer or a Guarantor shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Securities, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 12.14(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).
(b)    The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:
(i)if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine);
(ii)if there is a change in the rate of exchange prevailing between the
Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due; and
(iii)in the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (A) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subsection (b)(iii)) is calculated for the purposes of such winding-up and (B) the final date for the filing of proofs of claim in such winding-up (which shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereof).

(c)The obligations contained in this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(iii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
(d)For purposes of this Section 12.14, the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency and includes any premiums and costs of exchange payable.
SECTION 12.15. Tax Matters.
(a)The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Holder and beneficial owner of Securities, agree to treat the Securities as indebtedness for all tax purposes.
(b)Unless otherwise required by applicable law, if Definitive Securities are issued, so long as a Holder shall have delivered to the Issuer with respect to itself or a beneficial owner (if other than such Holder) a properly completed IRS Form W-9 (establishing that such Holder or the beneficial owner is not subject to backup withholding), an applicable IRS Form W-8 or other applicable IRS form (in each case establishing such Holder’s or beneficial owner’s complete exemption from U.S. withholding tax) or, in the case of a Holder (or a beneficial owner, if other than such Holder) claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit G, neither the Issuer nor the Trustee shall withhold U.S. federal taxes on payments of interest made to any such Holder or beneficial owner. Each Holder or beneficial owners agrees that if any form or certification it previously delivered pursuant to this paragraph (b) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Trustee in writing of its legal inability to do so.
(c)If any withholding tax is imposed on the Issuer’s payment under the Securities to any Holder or beneficial holder of Securities, such tax shall reduce the amount otherwise distributable to such Holder or beneficial holder, as the case may be. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or beneficial holder of Securities sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding tax in appropriate proceedings and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Holder or beneficial holder of Securities shall be treated as cash distributed to such Holder or beneficial holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment under the Securities, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.15. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Securities.
SECTION 12.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
SECTION 12.17. WAIVER OF TRIAL BY JURY. EACH OF THE ISSUER, EACH GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 12.18. Limited Incorporation of the TIA. This Indenture is not subject to the mandatory provisions of the TIA. The provisions of the TIA are not incorporated by reference in or made part of this Indenture unless specifically provided herein.
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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
BLOOM ENERGY CORPORATION a Delaware corporation
By:
Name: Randy Furr
Title: Chief Financial Officer and Secretary
RYE CREEK LLC
a Delaware limited liability company
By:
Name: Randy Furr
Title: Chief Financial Officer and Secretary

[Signature Page to the Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name: Bradley E. Scarbrough
Title: Vice President
U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to the Indenture]

APPENDIX A
PROVISIONS RELATING TO SECURITIES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A, the following terms shall have the meanings indicated below (and if not defined in this Appendix A, capitalized terms used herein shall have the meaning set forth in this Indenture):
“Accredited Investor” means an institutional “accredited investor” as defined in Rule 501 that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Securities in reliance on Regulation S.
“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Global Securities Legend” means the legend set forth in Section 2.2(f)(i)(C) herein.
“Global Security” means a certificated Security (bearing the Restricted Securities Legend or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that includes the Global Securities Legend. The term “Global Securities” includes Rule 144A Global Securities and Regulation S Global Securities.
“Purchase Agreement” means the Note Purchase Agreement dated [●], 2020, among the Issuer, the guarantor party thereto and the investors party thereto.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Legend” means the legend set forth in Section 2.2(f)(i)(B) herein.
“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.
“Restricted Period”, with respect to any Regulation S Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance of such Securities.
“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i)(A) herein.

“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities” means all Securities privately placed with QIBs.
“Rule 501” means Rule 501(a) under the Securities Act.
“Rule 506” means Rule 506 under the Securities Act.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend or the Regulation S Legend.
“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend or the Regulation S Legend.
“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.
“Unrestricted Global Securities” means Global Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.
“U.S. Person” means a “U.S. person” as defined in Regulation S.
1.2    Other Definitions:
Term:    Defined in Section:
Agent Members    2.1(b)
Regulation S Global Securities    2.1(b)
Rule 144A Global Securities    2.1(b)
2.    The Securities.
2.1    Form and Dating; Global Securities.
(a)Issuance and Transfers. The Securities issued by the Issuer will be (i) privately placed by the Issuer pursuant to the Purchase Agreement and (ii) sold initially only to (1) QIBs, (2) Persons other than U.S. Persons in reliance on Regulation S and (3) Accredited Investors. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and Accredited Investors.
(b)Global Securities. (i) Except as provided in clause (c) below, Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Depository for the accounts of designated agents.
The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Securities Custodian, (iii) bear the Restricted Securities Legend and (iv) if applicable, bear the Regulation S Legend.
Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
The Registrar shall retain copies of all letters, notices, Confidentiality Agreements and other written communications received pursuant to this Section 2.1 or Section 2.2 herein. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(ii)Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2 herein. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to Section 2.1(b)(ii) herein, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 herein shall, except as otherwise provided in Section 2.2 herein, bear the Restricted Securities Legend and, if applicable, the Regulation S Legend.
(v)The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
(c)Definitive Securities. To the extent that the purchaser of a Security is an Accredited Investor or otherwise cannot or opts not to hold a beneficial interest in a Global Security, then such Security shall be represented by one or more Definitive Securities. In addition, prior to the delivery of the Officer’s Certificate set forth in Section 2.01(c) of the Indenture, all Original Securities shall be Definitive Securities.
2.2    Transfer and Exchange.
(a)Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) herein. Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) herein. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) herein or Section 2.2(g) herein.
(b)Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend and the Regulation S Legend, as applicable; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than to a QIB in reliance on Rule 144A). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) herein, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) herein.
(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.
(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or
(B)if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
(c)Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein or Section 2.1(c) herein.
(d)Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Definitive Securities for beneficial interests in Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:
(i)    Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;
(B)if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;

(C)if such Transfer Restricted Definitive Security is being transferred to a Person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; and
(D)if such Transfer Restricted Definitive Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;
the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security. A Transfer Restricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security if such Person is an Accredited Investor.
(ii)    Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:
(A)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or
(B)if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).
(iii)Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).
(iv)Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
(e)    Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e):
(i)    Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form attached to the applicable Security;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form attached to the applicable Security;
(C)if the transfer will be made to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, a certificate in the form attached to the applicable Security and a Transferee Letter of Representation in the form of Exhibit B to this Indenture; and
(D)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.
(ii)    Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:
(1)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or
(2)if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.
At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(f)    Legends.
(i)    (A) Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A

DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.
(B)Except as permitted by Section 2.2(f)(i)(C) herein, each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered in reliance on Regulation S, shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
THIS NOTE IS A REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.
(C)Each Global Security shall bear the following legend:
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE

OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.
(ii)    Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Regulation S Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.
(g)Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)Obligations with Respect to Transfers and Exchanges of Securities.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii)    No service charge shall be imposed by the Issuer, the Trustee or the Registrar for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge or duty payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of this Indenture).
(iii)Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made to the registered Holders (which shall be the Depository in the case of a Global Security). Except as may be otherwise permitted pursuant to Section 2.14 of this Indenture, the rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, its participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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